UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a‑12
NextDecade Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NextDecade Corporation
1000 Louisiana Street, Suite 3300
Houston, Texas 77002
April 23, 2026
Dear Fellow Stockholders:
The accompanying proxy is solicited by the board of directors (the “Board”) of NextDecade Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held on June 3, 2026 at 9:00 a.m. Central Time. The Annual Meeting will be held via the Internet and will be a completely virtual meeting. You may attend the Annual Meeting virtually via the Internet at www.proxydocs.com/NEXT, where you will be able to vote electronically and submit questions. In order to attend, you must register in advance at www.proxydocs.com/NEXT prior to the deadline of June 1, 2026 at 4:00 p.m. Central Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Annual Meeting and will also permit you to submit questions. Please be sure to follow instructions found on your proxy form and subsequent instructions that will be delivered to you via email. For those of you who cannot attend the Annual Meeting, we urge that you participate by indicating your choices on the proxy form provided to you and completing and returning it at your earliest convenience. If you sign and return your proxy form without specifying your choices, your shares will be voted in accordance with the Board's recommendations.
This booklet includes the Notice of Annual Meeting of Stockholders and the Proxy Statement, which contains details of the business to be conducted at the Annual Meeting. Our 2025 Annual Report to Stockholders, which is not part of the Proxy Statement, provides additional information regarding our financial results for the fiscal year ended December 31, 2025. A copy of our 2025 Annual Report to Stockholders is available at www.next-decade.com or may be requested from the Company’s Corporate Secretary as described elsewhere in the Proxy Statement.
Shares of common stock, par value $0.0001 per share (the “Common Stock”), represented by each valid proxy received by the Company on the form solicited by the Board, will be voted in accordance with instructions specified on the proxy. A stockholder giving a duly executed proxy may revoke it before it is exercised by filing with or transmitting to the Company’s Secretary an instrument or transmission revoking it, or a duly executed proxy bearing a later date.
In addition to the solicitation of proxies by use of the Proxy Statement, the Company’s directors, officers and employees may solicit the return of proxies by mail, personal interview, or the Internet. Such directors, officers and employees will not receive additional compensation for their solicitation efforts, but they will be reimbursed for any out-of-pocket expenses incurred. Brokerage houses and other custodians, nominees and fiduciaries will be requested, in connection with the shares of Common Stock registered in their names, to forward solicitation materials to the beneficial owners of such shares.
All costs of preparing, printing, assembling and mailing the Notice of Annual Meeting of Stockholders, the Proxy Statement, the enclosed form of proxy and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation, will be borne by the Company.
Your vote is important and it is important that your shares of Common Stock are represented at the Annual Meeting. To ensure that each stockholder’s vote is counted at the Annual Meeting, stockholders are requested to complete, sign, date and return the proxy cards provided to them as promptly as possible in the envelope provided, or to submit their proxies by Internet, as described in the proxy cards mailed to them. For more information on how to vote your shares, please refer to the Proxy Statement and proxy card you received to ensure that your shares will be represented and voted at the Annual Meeting. You may also submit your voting instructions by telephone as described in the proxy card. If you do attend the Annual Meeting, you may withdraw your proxy and electronically vote your shares at the Annual Meeting.
On behalf of the Board, thank you for your cooperation and continued support.

Sincerely,

/s/ Matthew K. Schatzman
Matthew K. Schatzman Chairman of the Board and Chief Executive Officer

NextDecade Corporation
1000 Louisiana Street, Suite 3300
Houston, Texas 77002
Notice of Annual Meeting of Stockholders
April 23, 2026
Notice is hereby given that the Annual Meeting of Stockholders and any adjournments or postponements thereof (the “Annual Meeting”) of NextDecade Corporation, a Delaware corporation (the “Company”), will be held on June 3, 2026 at 9:00 a.m. Central Time. The Annual Meeting will be a virtual meeting held on the Internet at www.proxydocs.com/NEXT for the following purposes, as more fully described in the accompanying Proxy Statement:
1.to elect four Class C directors to serve on the Company’s board of directors (the “Board”) for terms of three years or until their successors are duly elected and qualified or until the earlier of their death, resignation or removal, and to elect two Class B directors, previously elected by the Board, to serve the remainder of their terms as Class B directors ending in 2028 or until their successor is duly elected and qualified or until the earlier of their death, resignation or removal;
2.to approve an amendment to the Company’s 2017 Omnibus Incentive Plan, as amended, to increase the maximum number of shares available under such plan;
3.to approve, on an advisory basis, the compensation of the Company’s named executive officers;
4.to ratify the appointment of KPMG LLP as the Company’s independent registered public accountants and auditors for the fiscal year ending December 31, 2026; and
5.to transact such other business as may properly come before the Annual Meeting and any postponement(s) or adjournment(s) thereof.
Stockholders as of April 15, 2026 are cordially invited to attend the Annual Meeting. The Annual Meeting will be held via the Internet and will be a completely virtual meeting. To attend the Annual Meeting virtually via the Internet, please visit www.proxydocs.com/NEXT and register prior to the deadline of June 1, 2026 at 4:00 p.m. Central Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Annual Meeting and will permit you to submit questions. You will not be able to attend the Annual Meeting in person.
To ensure that each stockholder’s vote is counted at the Annual Meeting, stockholders are requested to complete, sign, date and return the proxy cards provided to them as promptly as possible in the envelope provided, or to submit their proxies by Internet, as described in the proxy cards mailed to them. Stockholders may also submit their voting instructions by telephone as described in the proxy cards mailed to them. Stockholders attending the Annual Meeting may vote electronically at the Annual Meeting even if they have previously submitted their proxy authorization.
Only stockholders as of the close of business on April 15, 2026 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment(s) thereof. A list of such stockholders shall be open to the examination of any stockholder of record at the Company’s offices during normal business hours for a period of ten (10) days prior to the Annual Meeting.

By Order of the Board,

/s/ Vera de Gyarfas
Vera de Gyarfas General Counsel and Corporate Secretary

IT IS IMPORTANT THAT YOUR SHARES OF COMMON STOCK BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES OF COMMON STOCK YOU HOLD. PLEASE COMPLETE, SIGN AND MAIL THE PROXY CARD IN THE ENVELOPE PROVIDED OR SUBMIT YOUR PROXY AUTHORIZATION THROUGH THE INTERNET EVEN IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING. SUBMITTING YOUR PROXY AUTHORIZATION WILL NOT LIMIT YOUR RIGHT TO VOTE ELECTRONICALLY AT THE ANNUAL MEETING OR TO ATTEND THE ANNUAL MEETING BUT WILL ENSURE YOUR REPRESENTATION IF YOU CANNOT ATTEND. IF YOU HAVE SHARES OF COMMON STOCK IN MORE THAN ONE NAME, OR IF YOUR SHARES OF COMMON STOCK ARE REGISTERED IN MORE THAN ONE WAY, YOU MAY RECEIVE MORE THAN ONE COPY OF THE PROXY MATERIALS. IF SO, SIGN AND RETURN EACH OF THE PROXY CARDS YOU RECEIVE OR SUBMIT YOUR PROXY AUTHORIZATION THROUGH THE INTERNET SO THAT ALL OF YOUR SHARES OF COMMON STOCK MAY BE VOTED. YOU MAY REVOKE YOUR PROXY AUTHORIZATION AT ANY TIME BEFORE ITS USE.

NextDecade Corporation
1000 Louisiana Street, Suite 3300
Houston, Texas 77002
PROXY STATEMENT
April 23, 2026
General Information
This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of NextDecade Corporation (the “Company”) for the Annual Meeting of Stockholders to be held on June 3, 2026 at 9:00 a.m. Central Time and any postponement(s) or adjournment(s) thereof (the “Annual Meeting”). The Annual Meeting is a virtual meeting at www.proxydocs.com/NEXT. This Proxy Statement and the accompanying Notice of Annual Meeting and proxy card are first being sent to stockholders on or about April 30, 2026.
Virtual Annual Meeting
The Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. The Annual Meeting will only be conducted via live webcast.
In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/NEXT prior to the deadline of June 1, 2026 at 4:00 p.m. Central Time. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the Annual Meeting and you will have the ability to submit questions. Please be sure to follow instructions found on your proxy card and subsequent instructions that will be delivered to you via email.
Record Date and Voting Securities
Holders of record of common stock, par value $0.0001 per share (the “Common Stock”), as of the close of business on April 15, 2026 (the “Record Date”), are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, there were 264,979,673 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting. Holders of record of shares of Common Stock are entitled to one vote for each share of Common Stock owned by them as of the Record Date.
Stockholders that are entitled to vote at the Annual Meeting may do so electronically at the Annual Meeting or by proxy submitted by mail or Internet as described on the proxy card accompanying this Proxy Statement. Stockholders may also submit their voting instructions by telephone as described on the proxy card.
Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes occur when a broker or other nominee does not have discretionary authority to vote the shares with respect to a particular matter and has not received voting instructions from the beneficial owner with respect to that matter.
The affirmative plurality of the votes cast in person or by proxy at the Annual Meeting and entitled to vote is required for the election of directors, which means that the number of votes cast “For” a director’s election must exceed the number of votes cast “Against” such director's election. Thus, broker non-votes and abstentions will have no effect on the election of directors.
The proposal related to the amendment of the Company’s 2017 Omnibus Incentive Plan, as amended (“Proposal 2”), the proposal regarding the advisory vote on compensation paid to the Company’s named executive officers (“Proposal 3”) and the proposal seeking ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants and auditors for 2026 (“Proposal 4”) each requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon.
Abstentions will have the same effect as a vote against Proposal 2, Proposal 3 and Proposal 4. Broker non-votes will have no effect on Proposal 2 or Proposal 3. The Company expects no broker non-votes on Proposal 4.

There are no cumulative voting rights in the election of directors or any other matter being voted upon and appraisal rights are not applicable to the matters being voted upon.
Attendance
Only stockholders of record or beneficial owners of Common Stock as of the Record Date may attend the Annual Meeting. Even if you plan to attend the Annual Meeting, the Company recommends that you also submit your voting instructions by proxy as described in this Proxy Statement so that your vote will be counted if you later decide not to attend the Annual Meeting.
Quorum
Except as may be otherwise required by law, the Certificate of Incorporation or the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”), the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote and present at the Annual Meeting or represented by proxy shall constitute a quorum at a meeting of the stockholders. The person or persons whom the Company appoints to act as inspector(s) of election will determine whether a quorum exists. Shares of Common Stock represented by properly executed and returned proxies will be treated as present. Shares of Common Stock present or represented at the Annual Meeting that abstain from voting or that are the subject of broker non-votes will be counted as present for purposes of determining a quorum.
How Your Proxy Will be Voted on Actions to be Taken
The Board is soliciting a proxy in the enclosed form to provide you with an opportunity to vote on matters scheduled to come before the Annual Meeting whether or not you attend the Annual Meeting.
Granting Your Proxy
If you properly execute and return a proxy in the enclosed form, your shares of Common Stock will be voted as you specify. If you make no specifications, your proxy representing shares of Common Stock will be voted:
•“FOR” each of the proposed director nominees;
•“FOR” adoption of the amendment to the Company’s 2017 Omnibus Incentive Plan, as amended (the “2017 Equity Plan”);
•“FOR” approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers; and
•“FOR” the ratification of the reappointment of independent registered public accountants and auditors.
The Company expects no matters to be presented for action at the Annual Meeting other than the items described in this Proxy Statement. By signing and returning the proxy, however, you will give to the persons named as proxies therein discretionary voting authority with respect to any other matter that may properly come before the Annual Meeting, and they intend to vote on any such other matter in accordance with their best judgment.
Revoking Your Proxy
If you submit a proxy, you may subsequently revoke it or submit a revised proxy at any time before it is voted. You may also attend the Annual Meeting and vote electronically at the Annual Meeting, which would cancel any proxy that you previously submitted. If you wish to vote at the Annual Meeting but hold your shares of Common Stock in street name (that is, in the name of a broker, bank or other institution), then you must have a proxy from the broker, bank or institution in order to vote at the Annual Meeting.
Proxy Solicitation
The Company will pay all expenses of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy materials to their principals, and the Company will reimburse them for their reasonable expenses. The Company may have its employees or other representatives (who will receive no additional compensation for their services) solicit proxies by telephone, telecopy, personal interview or other means. The Company may choose to engage a paid proxy solicitor to solicit proxies for the Annual Meeting but have not yet done so.

Stockholder Proposals
If you want to nominate a director or present a proposal or other business before the Annual Meeting, you must deliver notice to the Company’s Corporate Secretary at NextDecade Corporation, 1000 Louisiana Street, Suite 3300, Houston, Texas 77002 no later than the close of business on the tenth (10th) day following the date of this Proxy Statement in accordance with the Bylaws. The notice must comply in all respects with the Bylaws, as amended, which were previously filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2025.
If you want the Company to consider including a proposal or nominee in next year’s proxy statement, you must deliver it in writing to the Corporate Secretary, NextDecade Corporation, 1000 Louisiana Street, Suite 3300, Houston, Texas 77002, no later than December 31, 2026.
If you want to present a proposal or other business at next year’s Annual Meeting of Stockholders in person, you must submit it in writing to the Corporate Secretary, at the above address, no later than the close of business on the tenth (10th) day following the date of the proxy statement for next year’s Annual Meeting of Stockholders to be considered timely, in accordance with the specific procedural requirements set forth in the Bylaws. If you would like to review the procedural and timing requirements relating to stockholder proposals, please contact the Corporate Secretary for a copy of the Bylaws or view them on the SEC's website at www.sec.gov.
In addition to satisfying the foregoing requirements under the Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) no later than April 4, 2027.
Pursuant to the rules of the Exchange Act, the designated proxies may use discretionary authority to vote with respect to stockholder proposals presented in person at the Annual Meeting if the stockholder making the proposal has not given the Company timely notice of such proposal.
Delivery of One Proxy Statement and Annual Report to a Single Household to Reduce Duplicate Mailings
The Company is required to send to each stockholder of record a proxy statement and to arrange for a proxy statement to be provided to each beneficial stockholder whose shares of Common Stock are held by or in the name of a broker, bank, trust or other nominee. Because some stockholders hold shares of Common Stock in multiple accounts, this process results in duplicate mailings of proxy statements to stockholders who share the same address. Stockholders may avoid receiving duplicate mailings and save the Company the cost of producing and mailing duplicate documents as follows:
Stockholders of Record
If your shares of Common Stock are registered in your own name and you are interested in consenting to the delivery of a single proxy statement, you may contact the Company by mail at 1000 Louisiana Street, Suite 3300, Houston, Texas 77002, by telephone at (713) 574-1880 or by e-mail at corporatesecretary@next-decade.com.
Beneficial Stockholders
If your shares of Common Stock are not registered in your own name, your broker, bank, trust or other nominee that holds your shares of Common Stock may have asked you to consent to the delivery of a single proxy statement if there are other Company stockholders who share an address with you. If you currently receive more than one proxy statement at your household and would like to receive only one copy of each in the future, you should contact your nominee.
Right to Request Separate Copies
If you consent to the delivery of a single proxy statement but later decide that you would prefer to receive a separate copy of the proxy statement for each stockholder sharing your address, then please notify the Company or your nominee, as applicable, and the Company or they will promptly deliver such additional proxy statements. If you wish to receive a separate copy of the proxy statement for each stockholder sharing your address in the future, you may contact the Company by mail at 1000 Louisiana Street, Suite 3300, Houston, Texas 77002, by telephone at (713) 574-1880 or by e-mail at corporatesecretary@next-decade.com.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS
Currently, the Board consists of twelve members. The Certificate of Incorporation and the Bylaws provide that the Board be classified into three classes. These classes are designated as Class A directors, Class B directors and Class C directors, with members of each class holding office for staggered three-year terms. Newly created directorships or vacancies on the Board resulting from death, resignation, disqualification, removal or other causes may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board is present, or by a sole remaining director. Each such director so chosen shall hold office until the Company’s next annual meeting of stockholders or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal in accordance with the Bylaws.
There are currently three Class C directors whose three-year terms expire at the Annual Meeting, and there are three directors who were appointed to the Board during 2025 whose terms also expire at the Annual Meeting. Of the remaining six directors whose terms do not expire at the Annual Meeting, four are Class A directors (terms expiring at the 2027 Annual Meeting of Stockholders) and two are Class B directors (terms expiring at the 2028 Annual Meeting of Stockholders). Consequently, to ensure the classes are even in number, the Board has nominated two Class B directors and four Class C directors for election at the Annual Meeting.
Director Nominees and Terms
The Board has nominated for election Pamela Beall and In Kyu Park, each as a Class B director, and Matthew Bonanno, General Charles Q. Brown, Jr., Diana Sands and David Stover, each as a Class C director. Ms. Beall, Mr. Park and Ms. Sands are each currently on the Board, and Mr. Bonanno, General Brown and Mr. Stover would be new additions to the Board. Each of the director nominees has indicated his or her willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board. If elected at the Annual Meeting, (i) Ms. Beall and Mr. Park will serve as a Class B director until the 2028 Annual Meeting of Stockholders, subject to the election and qualification of their successors and to their earlier death, resignation or removal in accordance with the Bylaws, and (ii) Mr. Bonanno, General Brown, Ms. Sands and Mr. Stover will serve as a Class C director until the 2029 Annual Meeting of Stockholders or until their successor is duly elected and qualified or until their earlier death, resignation or removal in accordance with the Bylaws.
See “Director Nomination Process” below for additional information on the nomination of directors.
If any nominee should be unavailable for election as a result of an unexpected occurrence, the Board’s proxies shall vote such shares for the election of such substitute nominee as the Board may propose. It is not anticipated that any nominee will be unable or unwilling to serve as a director if elected.
The names, ages as of April 15, 2026, principal occupations, and other information highlighting the particular experience, qualifications, attributes and skills that support the recommendation of the Nominating, Corporate Governance and Enterprise Sustainability Committee (the “NGS Committee”) that each of the director nominees be elected at the Annual Meeting are set forth below.
Pamela Beall, 69, has served as a director of the Company since July 2025. She is a seasoned executive in the energy industry with a record of strategic growth and increasing returns to shareholders. Since April 2021, she has served on the board of directors of Nationwide Mutual Insurance Company, a Fortune 100 financial services company where she serves as chair of the Audit Committee and a member of the Finance Committee, and since 2016, she has served on the board of directors of NNN REIT, Inc., where she chairs the Governance and Nominating Committee and serves on the Audit Committee. In August 2024, Ms. Beall was appointed to the board of directors of Nationwide Trust Company where she serves on the Audit and Fiduciary Committee. Other public company directorships she has held include Tesoro Logistics GP, LLC from 2018 to 2019. She is an emeritus member of the board of trustees of the University of Findlay. Ms. Beall retired in 2021 from Marathon Petroleum Corporation (“MPC”) as Executive Vice President, Chief Financial Officer and as a member of the board of directors of MPLX GP LLC, a subsidiary of MPC, positions which she held from 2016 and 2014, respectively. MPLX GP LLC is the general partner of MPLX LP, a publicly traded master limited partnership, which owns and operates crude oil, refined products and natural gas logistics assets and processing operations. Ms. Beall received a Bachelor of Science degree in Accounting from the University of Findlay and a Master’s degree in Business Administration from Bowling Green State University, is a non-practicing Certified Public Accountant, and she has attended the Oxford Institute for Energy Studies.

The Board believes that Ms. Beall brings extensive energy industry experience, specifically in the areas of finance and capital markets, as well as diverse leadership experience in strategy, business development, risk management, procurement and government affairs, all of which provide Ms. Beall with the qualifications and skills to serve as a Company director.

Matthew Bonanno, 47, is a Managing Director at General Atlantic and focuses on investments within General Atlantic Credit and serves on the firm’s Credit Investment Committee. Mr. Bonanno has been nominated to the Board pursuant to the terms of that certain Second Amended and Restated Board Designation and Observer Agreement, by and between the Company and APSC II HoldCo II, L.P. Mr. Bonanno previously served on the Board from July 2017 to April 2020. Before joining General Atlantic in 2020, Matthew was a Partner at Iron Park Capital Partners. Prior to that he spent a decade as a Partner, Co-Head of North American Credit, and a Portfolio Manager at York Capital Management. Matthew has also previously held roles at The Blackstone Group, News Corporation, Goldman Sachs, and JP Morgan. Mr. Bonanno received a Bachelor of Arts in History from Georgetown University and a Master of Business Administration from the University of Pennsylvania.
The Board believes Mr. Bonanno’s experience as a partner of an investment firm and in other senior executive leadership roles as well as his extensive industry experience and experience overseeing investments in the LNG sector provide him with the qualifications and skills to serve as a Company director.
General Charles Q. Brown, Jr., 63, retired from the United States Air Force in April 2025 after over 40 years of dedicated service. He most recently was the 21st Chairman of the Joint Chiefs of Staff, the nation’s highest-ranking military officer and principal military advisor to the President of the United States, from October 2023 to February 2025. Before this position, he served as the 22nd Chief of Staff of the United States Air Force from August 2020 to September 2023. General Brown also held senior leadership roles as Deputy Commander of U.S. Central Command and as a two-time Air Component Commander at U.S. Air Forces Central Command and Pacific Air Forces.

Commissioned in 1984, General Brown became a fighter pilot and logged more than 3,100 flight hours, including 130 combat hours. He currently sits on the board of Bessemer Trust, a privately owned wealth management firm, and on the national security advisory boards of Shield Capital, a venture capital firm focused on companies developing technologies in artificial intelligence, autonomy, cybersecurity, and space, and RAND, a research organization focused on solutions to public policy challenges. He is also a member of the Board of Directors of the Air & Space Forces Association and the Board of Trustees of the 9/11 Memorial & Museum.
General Brown was named one of Time magazine’s 100 Most Influential People of 2020. General Brown holds a Bachelor of Science degree in Civil Engineering from Texas Tech University and a Master’s degree in Aeronautical Science from Embry-Riddle Aeronautical University.
The Board believes General Brown’s four decades of senior leadership across global defense, national security and multinational operations, deep understanding of federal decision-making and interagency processes and comprehensive understanding of the intersection of global geopolitics, energy security and infrastructure provide him with the qualification and skills to serve as a Company director.
In Kyu Park, 44, has served as a director of the Company since July 2025 and was nominated by HGC NEXT INV LLC (“HGC”) pursuant to that certain Purchaser Rights Agreement, by and between the Company and HGC, dated as of August 3, 2018. Mr. Park has nearly 15 years of experience at portfolio companies of Hanwha Group, a multinational group with innovative businesses in the areas of aerospace and mechatronics, clean energy and ocean solutions, finance, and retail and services. Since January 2025, Mr. Park has served as the Chief Strategy Officer of 174 Power Global, a renewable energy development firm committed to building utility-scale solar, energy storage and integrated clean energy and green hydrogen infrastructure development across North America, and since November 2022, he has served as the Chief Executive Officer of Chariot Energy, a retail energy business in the Texas residential and commercial markets, focusing on both solar and conventional energy solutions. From February 2011 to November 2022, Mr. Park held planning, operations and talent acquisition positions at Hanwha QCells, a manufacturer of solar modules and other clean technology innovation. Mr. Park holds a Bachelor’s degree in International Relations and Economics from Johns Hopkins University and a Master’s degree in Environmental Policy and Energy Security from Columbia University.

The Board believes that Mr. Park’s experience in operational and planning aspects in the power and energy spaces provides Mr. Park with the qualifications and skills to serve as a Company director.

Diana Sands, 60, has over 30 years of business experience across multiple industries and disciplines. She has served on the board of AngloGold Ashanti, a global gold mining company, since 2023, and on the board of Vmo Aircraft Leasing, a private company, since 2022. She previously served on the boards of SP Plus Corporation, a mobility solutions provider, from 2021 to 2024, and PDC Energy, Inc., an oil and gas producer, from 2021 to 2023, in each case until their respective acquisition. Ms. Sands spent nearly 20 years at the Boeing Company beginning in 2001, where she held senior executive finance and governance positions, including Senior Vice President, Office of Internal Governance and Administration, which oversaw internal audit, ethics and investigations, compliance risk management, security and internal services. She also held key finance roles, including corporate controller, head of investor relations, and head of financial planning and analysis. Ms. Sands has a Master's degree in Business Administration from Northwestern's Kellogg School of Management, and a Bachelor's degree in Business Administration from the University of Michigan's Ross Business School.

The Board believes that Ms. Sands’s significant experience with corporate strategy, ethics, compliance and governance, coupled with her deep financial expertise, provide Ms. Sands with the qualifications and skills to serve as a Company director.

David Stover, 68, brings more than 40 years of leadership experience across global upstream oil and gas operations. Since February 2022, Mr. Stover has served as a member of the Board of Directors of APA Corporation, where he sits on its Cybersecurity and Management Development and Compensation Committees. Mr. Stover spent 18 years in increasingly senior leadership capacities at Noble Energy, Inc. (“Noble Energy”), culminating as Chief Executive Officer beginning in October 2014 and Chairman of the Board beginning in April 2015, which roles he held until Noble Energy’s acquisition by Chevron Corporation in October 2020, following which he retired. Prior to joining Noble Energy, he held various engineering, operations, business development and management positions with BP America, Inc., Vastar Resources, Inc., and Atlantic Richfield Company. Mr. Stover has a Bachelor of Science degree in Petroleum and Natural Gas Engineering from Pennsylvania State University.

The Board believes that Mr. Stover’s experience as the board chair and chief executive officer at an international oil and gas company and his extensive, diverse career in leading global upstream operations, provide Mr. Stover with the skills and qualifications to serve as a Company director.
Vote Required for Approval
The affirmative vote of a plurality of the votes cast at the Annual Meeting in person or by proxy and entitled to vote is required for the election of directors, which means that the number of votes cast “For” a director’s election must exceed the number of votes cast “Against” such director's election.
The Board unanimously recommends that the stockholders vote “FOR” the election of each of the Class B director nominees and the Class C director nominees.
Incumbent Class A Directors
Matthew K. Schatzman, 60, is the Company’s Chief Executive Officer and has served in such position since February 2018. Mr. Schatzman has served as a member of the Board since September 2017 and, in June 2019, Mr. Schatzman was appointed Chairman of the Board. From September 2017 until his appointment as Chairman of the Board, Mr. Schatzman served as the Company’s President. Prior to joining the Company, Mr. Schatzman served as President at MKS Energy, LLC, an advisory and consulting firm focused on LNG, natural gas and crude oil markets, logistics and risk management from March 2017 until September 2017. He was previously Executive Vice President, Global Energy Marketing and Shipping at BG Group, plc (“BG Group”), a British multinational oil and gas company, from January 2012 until May 2014 and served as Senior Vice President, Energy Marketing from March 2007 until December 2011. Prior to that, he served in various roles at Dynegy Inc. (“Dynegy”), including President and Chief Executive Officer of Dynegy’s wholesale business. Mr. Schatzman is a member of the National Petroleum Council. Mr. Schatzman holds a Bachelor of Arts in Political Science from Yale University.
The Board believes Mr. Schatzman’s marketing, logistics, risk management and operational leadership experience of over three decades with companies in the LNG, natural gas, oil and power generation industries, including BG Group and Dynegy, make him well-qualified to serve as the Company’s Chairman and Chief Executive Officer.
Avinash Kripalani, 42, has served as a Company director since July 2017 and was originally appointed to the Board pursuant to the terms of that certain Agreement and Plan of Merger, dated as of April 17, 2017 (the “Harmony Merger Agreement”), by and among Harmony Merger Corp., Harmony Merger Sub, LLC, York Credit Opportunities Investments Master Fund, L.P., York Multi-Strategy Master Fund, L.P., York Select Master Fund, L.P., York Global Finance 43, LLC, Valinor Management, L.P., Valinor Capital Partners SPV XXI, LLC, Halcyon Capital Management LP, Halcyon Energy, Power, and Infrastructure Capital Fund Offshore LLC, Halcyon Energy, Power, and Infrastructure Capital Holdings Offshore LLC, Halcyon Energy, Power, and Infrastructure Capital Fund LP, and NextDecade LNG,

LLC (formerly NextDecade, LLC (“NextDecade”). Mr. Kripalani served as a member of the board of managers of NextDecade from April 2016 until July 2017. Mr. Kripalani is a Senior Managing Director at Man Group. Prior to Man Group’s acquisition of Bardin Hill Investment Partners (“Bardin Hill”), Mr. Kripalani was a Partner at Bardin Hill, where he has worked since April 2008. Prior to Bardin Hill, he was a Consultant at IBM. Mr. Kripalani earned a Bachelor of Science in Economics and a Bachelor of Science and a Master of Science in Systems and Information Engineering from the University of Virginia.
The Board believes Mr. Kripalani’s experience as a private equity principal and in other senior executive leadership roles and relevant experience in private financing and strategic planning, as well as extensive industry knowledge, provides him with the qualifications and skills necessary to serve as a Company director.
William Vrattos, 56, has served as a Company director since July 2017, as Lead Independent Director since April 2020, and was originally appointed to the Board pursuant to the terms of the Harmony Merger Agreement. Mr. Vrattos served as a member of the board of managers of NextDecade from June 2015 until July 2017. Mr. Vrattos joined York Capital Management, L.P. (“York”) in January 2002 and is the Chief Investment Officer and a Managing Partner of York. Mr. Vrattos is a Co-Portfolio Manager of the York Multi-Strategy Funds, York Credit Opportunities Funds, York European Opportunities Funds, York European Focus Funds, Fidera Distressed Asset Funds I-IV, and York Tactical Energy Funds and a member of York’s executive committee. Prior to joining York, he worked at Georgica Advisors LLC as a Portfolio Manager specializing in media and communications equities and distressed securities and at Morgan Stanley & Co., Inc. as an investment banker. Mr. Vrattos is currently a member of the board of directors or advisory board, as applicable and in his capacity as a York employee, of (i) Saddle Butte Partners III, (ii) India 2020 Fund II, (iii) Catalio Structured Opportunities Funds I and II and (iv) Collaboration Capital Advisors. In addition, Mr. Vrattos is the Vice Chairman of the Board of Trustees of the Museum of the City of New York and a member of the Board of Trustees of Groton School. Mr. Vrattos received a Bachelor of Arts in English from Dartmouth College and a Master of Business Administration from Harvard Business School. Mr. Vrattos is a Senior Lecturer at Harvard Business School.
The Board believes Mr. Vrattos’s experience as a private equity principal and in other senior executive leadership roles with his respective firms’ investments in a wide range of industries, including valuable and relevant experience in private financing, strategic investing and capital structuring, provide him with the qualifications and skills to serve as a Company director.
Arnaud Lenail-Chouteau, 52, has over 25 years of experience at TotalEnergies, a multi-energy company that produces and markets fuels, natural gas and electricity, across a wide range of disciplines, including oil and gas exploration, geoscience, business development, asset management and strategy, carbon capture and other decarbonization initiatives. Since July 2023, Mr. Lenail-Chouteau has served as Vice President, LNG Assets and Business Development, with various mandates as director or president of certain TotalEnergies affiliates. Prior to such role, he served as Vice President, Exploration Strategy from September 2021 to June 2023 and as Vice President, Business Gas and Planning with TotalEnergies' affiliate in Abu Dhabi from September 2019 to September 2021. Mr. Lenail-Chouteau has received Master of Science degrees from the Université Pierre et Marie Curie and the French Petroleum Institute (IFP School) and a Master of Public Administration degree from Collège des Hautes Etudes de L’institut Diplomatique (College of Advanced Studies of the Diplomatic Institute). Mr. Lenail-Chouteau was designated as a director by Global LNG North America Corp. pursuant to the Purchaser Rights Agreement, dated as of June 14, 2023, by and between the Company and Global LNG North America Corp.

The Board believes that Mr. Lenail-Chouteau's extensive experience in the oil and gas exploration, LNG and carbon capture sectors provides Mr. Lenail-Chouteau with the qualifications and skills to serve as a Company director.
Incumbent Class B Directors
Sir Frank Chapman, 72, has served as a Company director since November 2019. From July 2019 to July 2024, Sir Frank was an independent non-executive director of Zap Energy Inc. From November 2011 to May 2021, Sir Frank served on the board of directors of Rolls-Royce Holdings, plc. Sir Frank served as the Chairman of Golar LNG Ltd from September 2014 to September 2015. Sir Frank has spent over 50 years in the oil and gas industry, beginning his career with BP plc in 1974 before moving to Royal Dutch Shell plc in 1978 where he worked for 18 years. Sir Frank then moved to British Gas as Managing Director Exploration and Production in 1996. Sir Frank was appointed Chief Executive of BG Group in 2000 and was a member of its board of directors for over 16 years. Sir Frank retired from BG Group in June 2013. He was named in the 2011 Queen’s Birthday Honours List and knighted for services to the oil and gas industry. Sir Frank graduated with first class honors in Mechanical Engineering from Queen Mary College, London University.

The Board believes Sir Frank’s extensive leadership experience of over 50 years in the oil and gas industry make him well-qualified to serve as a Company director.
Giovanni Oddo, 51, has served as a Company director since May 2022 and was appointed to the Board pursuant to the terms of that certain Purchaser Rights Agreement, dated as of October 28, 2019, by and between the Company and Ninteenth Investment Company LLC (“Ninteenth”). Mr. Oddo joined Mubadala Investment Company (“Mubadala”), the parent company of Ninteenth, in 2008 and currently serves as the Head of Americas of Mubadala’s Traditional Infrastructure business unit. At Mubadala, he has previously been responsible for investments in the oil and gas sector and related services, including Mubadala Petroleum LLC, a wholly-owned subsidiary of Mubadala. Mr. Oddo has over 20 years of experience in infrastructure and energy investments, having been a manager at General Electric International, Oil & Gas division, responsible for internal investments and market development of Europe and North Africa prior to joining Mubadala. Mr. Oddo’s prior experience also includes the Associates program at JPMorgan Natural Resources Investment Banking in London. Mr. Oddo holds a Master’s Degree in Mechanical Engineering from the University of Florence (Italy) and an M.B.A from London Business School (UK).
The Board believes Mr. Oddo's significant experience with investments, market development and asset management in the infrastructure and energy sectors provides Mr. Oddo with the qualifications and skills to serve as a Company director.
Corporate Governance
Role of the Board
The Board oversees the Chief Executive Officer and other members of senior management in the management of the Company’s business and affairs. The Company’s key governance documents, including the Company’s Second Amended and Restated Corporate Governance Guidelines (the “Corporate Governance Guidelines”), may be found on the “Corporate Governance” page under the “Investors” section of our corporate website, www.next-decade.com. The governance structure is designed to foster principled actions, effective decision-making, and appropriate monitoring of compliance and performance. The Board met 13 times during 2025.
Each of our incumbent directors attended or participated in at least 75% of the meetings of the Board and the respective committees on which he is a member held during the period such director was a director during the fiscal year ended December 31, 2025, except for Mr. Lenail-Chouteau.
Although we do not have a formal policy regarding attendance by members of the Board at annual meetings of stockholders, we encourage, but do not require, our directors to attend. Four of the Company’s directors attended our last annual meeting of stockholders.
Board Leadership Structure
The Board does not have a policy requiring the combination or separation of leadership positions and the Company’s governing documents do not mandate a particular structure. This provides the Board with the flexibility to select its leadership structure, from time to time, based on the criteria that it deems in the best interests of the Company and its stockholders. The Board recognizes that the leadership structure and the combination or separation of the Chief Executive Officer and the Chairman positions are driven by the Company’s needs at any point in time.
Currently, the Chief Executive Officer and Chairman positions are held by Mr. Schatzman. The Company also has a Lead Independent Director, William Vrattos, who was appointed by the Board as Lead Independent Director in April 2020. The Lead Independent Director has broad responsibility and authority, including to:
•preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;
•call meetings of independent directors;
•serve as the principal liaison between the Chairman and the independent directors;
•approve all information sent to the Board, including the quality, quantity, appropriateness and timeliness of such information;

•retain outside advisors and consultants who report directly to the Board on Board-wide issues;
•on an annual basis, review his responsibility and authority and recommend to the Board for approval any modifications or changes; and
•perform such other duties as the Board may delegate from time to time.
The Board has determined that its current structure, with combined Chief Executive Officer and Chairman roles and a Lead Independent Director, is in the best interests of the Company and its stockholders at this time. A number of factors support a combined Chief Executive Officer and Chairman role, counterbalanced by a Lead Independent Director, including, among others:
•the Chief Executive Officer has extensive knowledge of all aspects of the Company and its business and risks, its industry and its customers;
•the Chief Executive Officer is intimately involved in the day-to-day operations of the Company and is best positioned to elevate the most critical business issues for consideration by the Board;
•the Board believes the Chief Executive Officer serving in both capacities allows him to more effectively execute the Company’s strategic initiatives and business plans and confront its challenges;
•a combined Chief Executive Officer and Chairman role provides the Company with decisive and effective leadership with clearer accountability to the Company’s stockholders;
•the combined role is both counterbalanced and enhanced by the effective oversight and independence of the Board and the leadership provided by the Lead Independent Director and committee chairs;
•the Board believes that the appointment of a strong Lead Independent Director and the use of regular executive sessions of the non-management directors, along with all directors being independent except for the Chief Executive Officer, allow it to maintain effective oversight of management; and
•in the Board’s view, splitting the Chief Executive Officer and Chairman roles could potentially make our management and governance processes less effective through undesirable duplication of work and possibly lead to a blurring of clear lines of accountability and responsibility.
The Board periodically reviews the leadership structure to determine whether it continues to best serve the Company and its stockholders.
Board Role in Risk Oversight
Risk is inherent in any business, and the Company’s management is responsible for the day-to-day management of risks that the Company faces. The Board, on the other hand, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to evaluate the risk management process to ensure its adequacy and that it is implemented properly by management.
The Board believes that full and open communication between management and the Board is essential for effective risk management and oversight. The Board meets regularly with senior management, including the executive officers, to discuss strategy and risks facing the Company. Senior management attends the quarterly meetings of the Board, as well as certain committee meetings, in order to address any questions or concerns raised by directors on risk management and any other matters. Each quarter, or more frequently if the business requires, the Board receives presentations from senior management on business operations, financial results and strategic issues.
The Board is also assisted by committees in fulfilling its oversight responsibilities in certain areas of risk, as described further under the section below titled “Committees of the Board.” All of the committees report back to the full Board as to the committees’ activities and matters discussed and reviewed at the committees’ meetings.
Independence of Directors
The Company adheres to the Nasdaq listing rules in determining whether a director is independent. The Board consults with its counsel to ensure that the Board’s determinations are consistent with such rules and all relevant securities and other laws and regulations regarding the independence of directors. The Nasdaq listing rules generally define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
The Board undertook a review of the independence of our directors and director nominees to consider whether any director or director nominee has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. The Board considered the relationships that each director and director nominee has with us and all other facts and circumstances the Board deemed relevant in determining independence. Based upon information requested from and provided by each director and each director nominee concerning his or her background, employment, affiliations and stock ownership, the Board has determined that current directors Sir Frank Chapman, Pamela Beall, Brian Belke, Avinash Kripalani, Arnaud Lenail-Chouteau, Giovanni Oddo, In Kyu Park, Drew Scoggins, William Vrattos and Spencer Wells and nominees Matthew Bonanno, General Charles Brown and Dave Stover, are independent under the Nasdaq listing rules.
Mr. Schatzman is not an independent director under the Nasdaq listing rules because he currently serves as the Chief Executive Officer of the Company.
Board Observers
Pursuant to that certain Purchaser Rights Agreement between the Company and certain funds managed by BlackRock Inc. (the “Purchasers”), dated September 28, 2018, the holders of a majority of the shares of Common Stock issued upon conversion of the Series B Preferred Stock that are held by BlackRock Financial Management Inc., BlackRock Inc., a Purchaser or any of their respective affiliates (collectively, the “BlackRock Parties”) have the collective right to designate in writing a representative to attend all meetings of the Board and any committee thereof in a nonvoting observer capacity (the “BlackRock Observer”). The BlackRock Observer will serve until such person is replaced by a subsequent representative designated in writing by the BlackRock Parties or until the BlackRock Parties, by notice to the Company, relinquish their collective right to designate a person to serve as the BlackRock Observer.
Pursuant to letter agreements executed in connection with the final investment decision (“FID”) on Phase 1 of our Rio Grande LNG export facility (the “Rio Grande LNG Facility”), each of Global Infrastructure Partners and GIC have the right to designate a representative to attend all meetings of the Board and any committee thereof in a nonvoting observer capacity.
Pursuant to a letter agreement executed in connection with the entry by Rio Grande LNG Super Holdings, LLC, the Company's indirect wholly owned subsidiary, into a Credit Agreement with Atlantic Park Strategic Capital Master Fund II, L.P. on December 31, 2024 that provided for a $175 million term loan, the lenders thereunder have the right to designate a representative to attend all meetings of the Board and any committee thereof in a nonvoting observer capacity. This letter agreement was amended and restated in November 2025, pursuant to which Matthew Bonanno has been nominated for election to the Board.
Director Nomination Process
Each year, the Board proposes a slate of director nominees to stockholders for election at the annual meeting of stockholders. Stockholders may also recommend candidates for election to the Board, as described below. The Board has delegated the process of screening potential director candidates to the NGS Committee. The NGS Committee is responsible for reviewing with the Board the appropriate criteria that directors are required to fulfill (including experience, qualifications, attributes, skills and other characteristics) in the context of the current make-up of the Board and the needs of the Board given the circumstances of the Company. In identifying and screening director candidates, the NGS Committee considers whether the candidates fulfill the criteria for directors approved by the Board. Such criteria include integrity, objectivity, independence, sound judgment, leadership, courage, and professional experience.
The NGS Committee values the input of stockholders in identifying director candidates. Accordingly, although the NGS Committee does not have a specific policy with regard to the consideration of candidates recommended by stockholders, the NGS Committee considers recommendations for Board candidates submitted by stockholders using substantially the same criteria it applies to recommendations from the NGS Committee, directors and members of management. Any such nominations should be submitted to the NGS Committee by mail in care of the Company’s Corporate Secretary, at 1000 Louisiana Street, Suite 3300, Houston, Texas 77002 and be accompanied by information required by the Bylaws and, if applicable, by Rule 14a-19 under the Exchange Act. The written recommendation should be submitted within the timeframe described in the Bylaws or as required by Rule 14a-19, as described under the caption “Stockholder Proposals” above, and comply with other specific procedural requirements set forth in the Bylaws and Rule 14a-19, as applicable. If you would like to review the procedural and timing requirements relating to director nominations, please contact the Corporate Secretary for a copy of the Bylaws or view them on the SEC's website at www.sec.gov.
Committees of the Board
The Board currently has an Audit Committee, a Nominating, Corporate Governance and Enterprise Sustainability Committee, a Compensation Committee, a Construction and Operations Committee and a Finance Committee.
Audit Committee
The Board has established the Audit Committee to assist in fulfilling the oversight responsibilities with respect to the Company’s accounting and financial reporting processes and its compliance with legal and financial regulatory requirements. The Audit Committee is currently comprised of Ms. Beall, Ms. Sands and Messrs. Belke, Kripalani, Scoggins and Wells, with Mr. Wells serving as Chairman. The Audit Committee operates under a written charter adopted by the Board. The Board has determined that each director currently serving on the Audit Committee qualifies as an independent director under the rules and regulations of the SEC and Nasdaq with respect to audit committee membership. The Board has also determined that each of Mr. Wells, Ms. Beall and Ms. Sands qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act and possesses the requisite accounting or related financial management expertise as required under the Nasdaq listing standards. The Audit Committee met five times in 2025.
The Audit Committee, under its charter, is responsible for, among other matters:
•reviewing and discussing with management and the independent registered public accounting firm the financial statements, notes thereto and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” proposed to be included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and recommending to the Board whether such financial statements should be included in the Company’s Annual Report on Form 10-K or Form 10-Q, as applicable;
•overseeing management’s design and maintenance of the Company’s internal control over financial reporting and disclosure controls and procedures;
•discussing with management and the independent registered public accounting firm significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements;
•discussing with management and the independent registered public accounting firm any significant risks or exposures and the Company’s policies and processes with respect to risk assessment and risk management;
•monitoring the independence of the independent registered public accounting firm;
•pre-approving all services to be performed by the Company’s independent registered public accounting firm, including the fees and material terms of the services to be performed;
•appointing or replacing the Company’s independent registered public accounting firm;
•determining the compensation of the Company’s independent registered public accounting firm;
•overseeing the work of the Company’s independent registered public accounting firm, including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting;
•reviewing with management a periodic assessment of the Company’s information technology process framework and practices and an assessment of the Company’s risks related to cybersecurity and strategy to mitigate such risks; and

•establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters by or affecting the Company.
NGS Committee
The Board initially established the Nominating and Corporate Governance Committee to assist in fulfilling oversight responsibilities with respect to the management of the Board’s organization, membership and structure, and corporate governance. Effective as of January 1, 2025, the Board expanded the responsibilities of this committee to include oversight of matters concerning efficacy of general enterprise governance, business performance and public policy matters (as expanded, the “NGS Committee”). The NGS Committee is currently comprised of Sir Frank, Ms. Sands and Messrs. Lenail-Chouteau, Vrattos, and Wells, with Sir Frank serving as Chair. The NGS Committee operates under a written charter adopted by the Board.
The Board has determined each director currently serving on the NGS Committee qualifies as an independent director under the Nasdaq listing rules. The NGS Committee met five times in 2025.
The NGS Committee, under its charter, is responsible for, among other matters:
•identifying, screening and recommending to the Board director candidates for election or reelection consistent with criteria approved by the Board;
•overseeing the Company’s policies and procedures with respect to the consideration of director candidates recommended by stockholders;
•reviewing annually the relationships between directors, the Company and members of management and recommend to the Board whether each director qualifies as “independent” under the Board’s definition of “independence” and the applicable Nasdaq rules;
•assessing periodically the size and composition of the Board as a whole, and reviewing the Board’s leadership structure in light of the specific characteristics or circumstances of the Company and recommend any changes to the Board for approval;
•reviewing with management as needed the corporate, social and political trends and public policy issues that affect or could affect the Company's business activities, performance, reputation and public image; and
•developing, reviewing and recommending to the Board, and recommending modifications to, the Company's framework for corporate governance and enterprise sustainability, including the Company's Corporate Governance Guidelines and other governance policies and procedures of the Company.
As referenced earlier in this Proxy Statement, the NGS Committee has initiated a process to comprehensively evaluate the corporate governance function of the Company, including a review of the Company's governance framework, Board committee structure and the identification and analysis of optimal qualifications, attributes, skills and other characteristics for Board composition.
Compensation Committee
The Board has established the Compensation Committee to assist in fulfilling the oversight responsibilities with respect to the Company’s employee compensation policies and practices and reviewing and approving incentive compensation and equity compensation policies and programs. The Compensation Committee is currently comprised of Sir Frank, Ms. Sands and Messrs. Belke, Lenail-Chouteau, Wells and Vrattos, with Mr. Vrattos serving as Chairman. The Compensation Committee operates under a written charter adopted by the Board.
The Board has determined each director currently serving on the Compensation Committee qualifies as an independent director under the Nasdaq listing rules. The Compensation Committee met 14 times in 2025.

The Compensation Committee, under its charter, is responsible for, among other matters:
•retaining or obtaining advice from, overseeing and terminating any compensation consultant, search or recruitment consultant, legal counsel or other adviser to the Compensation Committee and be directly responsible for the appointment, compensation and oversight of any work of such adviser retained by the Compensation Committee;
•overseeing the overall compensation philosophy and compensation programs for the Company, its chief executive officer, president and other executive officers;
•reviewing, approving, and recommending to the Board for approval any employment, compensation, benefit or severance agreement with any executive officer;
•evaluating, at least annually, the performance of the Company’s chief executive officer and other executive officers (including the chief executive officer’s evaluation of other executive officers) against corporate goals and objectives including annual performance objectives and, based on such evaluation, determining, approving, and recommending to the Board for approval the compensation (including any awards under any equity-based compensation or non-equity-based incentive compensation plan of the Company and any material perquisites) for the chief executive officer, president and other executive officers;
•reviewing on a periodic basis the Company’s management compensation programs and recommending to the Board for approval any appropriate modifications or new plans, programs or policies;
•reviewing, approving and recommending to the Board the adoption of any equity-based compensation plan for Company employees or consultants and any modification of any such plan;
•administering the Company’s equity-based compensation plans for Company employees and consultants; and
•reviewing the form and amount of director compensation from time to time and making recommendations thereon to the Board.
The Compensation Committee charter provides that it shall meet at least annually with the Chief Executive Officer, and any other officers the Compensation Committee deems appropriate to discuss and review the performance criteria and compensation elements applicable to the executive officers. In addition, the Compensation Committee may form and delegate to a subcommittee any of its responsibilities so long as such subcommittee is solely comprised of one or more members of the Compensation Committee and such delegation is not otherwise inconsistent with law and applicable rules and regulations of the SEC and Nasdaq. In addition, the Compensation Committee may, by resolution approved by a majority of the Compensation Committee, delegate to management the administration of the Company’s incentive compensation and equity-based compensation plans, to the extent permitted by law and as may be permitted by such plans and subject to such rules, policies and guidelines (including limits on the aggregate awards that may be made pursuant to such delegation) as the Compensation Committee shall approve, subject to the provisions of the Compensation Committee charter.
Furthermore, the Compensation Committee charter provides that it shall have the sole discretion to retain or obtain the advice from, oversee and terminate any compensation consultant, search or recruitment consultant, legal counsel or other adviser to the Compensation Committee and that it will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, prior to the engagement of any adviser to the Compensation Committee, the Compensation Committee will assess the independence of each such adviser, including those factors specified in the Nasdaq listing rules.
Construction and Operations Committee
The Board initially established the Operations Committee to assist in fulfilling oversight responsibilities with respect to the strategy and execution of the Company's business plans. Effective January 1, 2025, the Board revamped the purposes and responsibilities of this committee to give it responsibility for overseeing construction activity, employee and public safety and operational performance. The Construction and Operations Committee is currently comprised of Sir Frank, Ms. Beall and Messrs. Oddo, Vrattos and Park, with Sir Frank Chapman serving as Chairman.

The Construction and Operations Committee, under its charter, is responsible for, among other matters:
•reviewing and monitoring construction progress, construction budgets and principal construction risks of the Company's LNG export facilities, carbon capture and storage facilities or any significant construction project ancillary thereto;
•review and oversee Company policies, practices and performance with respect to providing a healthy and safe environment for employees, contractors, communities and the public;
•review matters pertaining to the performance of Company operations; and
•review executive management's processes for assessing business continuity risks and related contingency planning.
Finance Committee
The Board has established the Finance Committee to assist in fulfilling the oversight responsibilities with respect to the Company’s financial planning, capital structure, liquidity, financings and other capital markets transactions, and financial risk management strategy, policies, procedures, measurement, and mitigation efforts, including insurance programs. The Finance Committee is currently comprised of Messrs. Belke, Kripalani, Oddo, Park and Scoggins, with Mr. Belke serving as Chairman. The Finance Committee is charged, under its written charter, to assist the Board in fulfilling its responsibilities to oversee the Company’s capital plan, capital structure and management, financial risk and insurance programs.
Availability of Certain Committee Charters and Other Information
The charters for the Audit Committee, the NGS Committee, the Compensation Committee, the Construction and Operations Committee, and the Finance Committee, as well as the Corporate Governance Guidelines, Code of Conduct and Ethics (the “Code of Conduct”), and Whistleblower Policy can be found, free of charge, on the Corporate Governance page under the “Investors” section of the Company’s website, www.next-decade.com. The Code of Conduct is applicable to all directors, officers and employees. The Company intends to disclose any changes to, or waivers from, the provisions of the Code of Conduct that would otherwise be required to be disclosed under Item 5.05 of a Form 8-K on the Company’s website. The Company will also provide printed copies of these materials to any stockholder or other interested person upon request to NextDecade Corporation, Attention: Vera de Gyarfas, General Counsel and Corporate Secretary, 1000 Louisiana Street, Suite 3300, Houston, Texas 77002. The information on the Company’s website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into this Proxy Statement or any other filings the Company makes with the SEC.
Anti-Hedging and Pledging Policies
Our Board has adopted an Insider Trading Policy that governs the purchase, sale and other disposition of the Company's securities, which applies to all of our directors, officers and employees. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as listing standards applicable to the Company. It is also our policy to comply with applicable insider trading laws and regulations with respect to transactions in our own securities. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
The Insider Trading Policy also prohibits our directors, officers and employees (including the named executive officers) from pledging stock and engaging in any transactions (such as trading in options) that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities.
Communications with the Board
Stockholders are invited to communicate to the Board or its committees by writing to NextDecade Corporation, Attention: Corporate Secretary, 1000 Louisiana Street, Suite 3300, Houston, Texas 77002 or by electronic mail at corporatesecretary@next-decade.com. In addition, interested parties may communicate with the non-management and independent directors of the Company as a group by writing to NextDecade Corporation, Attention: Audit Committee Chairperson, c/o Corporate Secretary, 1000 Louisiana Street, Suite 3300, Houston, Texas 77002.

In addition, stockholders, or other interested persons, wishing to communicate with the Board for anonymous complaints about accounting, internal controls and auditing issues may call EthicsPoint Inc., the Company’s third-party help-line reporting system provider, at 1‑844‑759‑0032 or submit an online report at www.next-decade.ethicspoint.com.
All communications received in accordance with these procedures will be reviewed by the Corporate Secretary and forwarded to the appropriate director or directors unless such communications are considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient, such as communications unrelated to the Company’s business, advertisements or frivolous communication.

EXECUTIVE OFFICERS
The names, ages as of April 15, 2026, position and other information concerning our executive officers are set forth below.

Name	Age	Position
Matthew K. Schatzman	60	Chairman and Chief Executive Officer
Michael Mott	65	Senior Vice President, Enterprise Transformation and Interim Chief Financial Officer
Vera de Gyarfas	59	General Counsel and Corporate Secretary
Tarik Skeik	46	Chief Operating Officer
Matthew K. Schatzman is the Company’s Chief Executive Officer. Mr. Schatzman previously served as the Company’s President from September 2017 until June 2019. Please refer to the section titled “Proposal No. 1 – Election of Directors” for additional information with respect to Mr. Schatzman’s background and experience.
Michael Mott, is currently serving as the Company’s interim Chief Financial Officer while the Company is conducting its search for a permanent Chief Financial Officer. Mr. Mott was appointed Senior Vice President, Enterprise Transformation in July 2024. He joined the Company in June 2021 as Senior Vice President, Corporate Strategy, and most recently served as Senior Vice President, Carbon Solutions, since February 2022. Prior to joining the Company, his previous roles included leadership positions working in start-up, scaled growth, and mature stage businesses in both domestic and international marketplaces. Most recently, he worked as Chief Financial Officer of LNG Limited from October 2014 to May 2020 and as an independent business consultant from May 2020 to June 2021. Prior to his position at LNG Limited, he was employed by BG Group where he held a number of senior strategy, finance and operations roles leading business execution in BG’s Global LNG business in upstream, midstream and downstream businesses in the American hemisphere, and as Senior Vice President – Health, Safety, Security and Environment (HSSE) with responsibility for BG Group’s global workforce. From 1995 to 2003, he held progressively senior risk management and accounting roles for Dynegy Inc., becoming Senior Vice President – Chief Accounting Officer and Controller from 2001 to 2003. He spent 13 years with Price Waterhouse LLP before joining Dynegy with a focus on multi-national energy majors as well as North American upstream independents. He earned a Bachelor’s of Business Administration in Accounting from the University of Oklahoma.
Vera de Gyarfas is the Company's General Counsel and Corporate Secretary and was appointed to such office in July 2021. Ms. de Gyarfas has nearly 30 years of legal experience in the global energy industry having responsibility for oversight of all legal, corporate governance, compliance, litigation, regulatory, and outside counsel management. Prior to joining NextDecade, she was a partner in Mayer Brown LLP’s Houston office and a member of the firm’s Oil & Gas industry group from December 2019 to July 2021 and a partner in the Global Transactions practice group at King & Spalding LLP from January 2011 to December 2019. Ms. de Gyarfas has extensive LNG industry experience, including having represented Anadarko Petroleum Corporation as operator of the Area 1 Block and developer of an LNG project in Mozambique, structuring, and negotiating investments agreements, commercial contracts, LNG Sale and Purchase Agreements, and other activities in support of LNG project developers, buyers, and investors.
Tarik Skeik is the Company's Chief Operating Officer and was appointed to such office in July 2024. Prior to joining the Company, Mr. Skeik was a global project executive at ExxonMobil, where he worked since 2011. Mr. Skeik has over 20 years of experience delivering global complex mega projects in LNG, oil, and petrochemicals across North America, the Middle East and Asia. He led the completion and startup of six greenfield assets exceeding $50 billion in investments. His experience includes the planning and execution, through initial operation, of projects including the Huizhou Chemicals Complex in China, Gulf Coast Growth Ventures in the United States, Banyu Urip in Indonesia, Kearl Expansion in Canada, and QatarGas 2 in Qatar. Tarik has a Bachelor of Electrical Engineering degree from McGill University in Montreal, Canada.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee designs NextDecade’s executive compensation programs to reinforce performance, accountability, and long-term stockholder value creation through the safe and efficient delivery of lower carbon energy through LNG infrastructure. This Compensation Discussion and Analysis reviews the compensation policies and programs for our Named Executive Officers as determined under the rules of the SEC, including our 2025 compensation structure, key decisions, and resulting pay outcomes in the context of Company performance and strategic progress.

In this Compensation Discussion and Analysis section, “Named Executive Officers” or “NEOs” refers to the following individuals:

Name	Job Title
Matthew K. Schatzman	Chairman & Chief Executive Officer
Michael Mott*	SVP, Enterprise Transformation & Interim Chief Financial Officer
Vera de Gyarfas	General Counsel & Corporate Secretary
Tarik Skeik	Chief Operating Officer
Brent E. Wahl*	Former Chief Financial Officer
*Effective October 20, 2025, Mr. Wahl resigned as Chief Financial Officer and Mr. Mott was appointed as Interim Chief Financial Officer.

2025 Business Performance Highlights

In 2025, we continued to execute our long-term stockholder value creation strategy by achieving several significant milestones across multiple facets of our business. Key 2025 business performance highlights include:
•Advanced the construction of Phase 1 (Trains 1-3) at the Rio Grande LNG Facility safely, on budget, and ahead of schedule
◦Construction progress of Phase 1 progressed to approximately 58% complete as of December 2025, using a weighted average of progress in engineering, procurement, and construction activities.
◦Phase 1 construction progress is tracking ahead of the guaranteed completion schedule under the engineering, procurement, and construction (EPC) contracts with Bechtel Energy Inc.
◦Achieved a total recordable incident rate (TRIR) of 0.22, which is a lower rate than the industry average, demonstrating the positive impact of our safety-focused culture and robust safety initiatives.
•Achieved positive final investment decisions (FIDs) on Train 4 and Train 5 in September and October 2025, respectively, supported by the following:
◦Secured over seven million tonnes per annum (MTPA) of 20-year LNG Sale and Purchase Agreements (SPAs) with creditworthy counterparties during 2025 to commercially support final investment decisions (FIDs) for Trains 4 and 5 at the Rio Grande LNG Facility, bringing our total expected 5-Train LNG production capacity of approximately 30 MTPA to approximately 85% contracted on a long-term basis.
◦Closed a total of approximately $13.4 billion in project financing transactions to fully fund the expected construction costs of Trains 4 and 5, including approximately $3.0 billion in equity commitments from equity partners, approximately $2.4 billion in equity commitments from NextDecade, and approximately $7.9 billion in senior secured credit facilities and notes.
◦Fully funded NextDecade equity commitments for Trains 4 and 5 with approximately $2.7 billion in term loans and over $200 million cash on hand.
•Advanced Company-wide operational readiness initiatives in preparation for commissioning and operations at the Rio Grande LNG Facility, with a focus on establishing processes, designing systems, and hiring personnel to effectively support the transition from construction to operations.

•Announced development plans for Trains 6 through 8 at the Rio Grande LNG Facility in February 2025 and initiated the pre-filing process with the Federal Energy Regulatory Commission (FERC) for Train 6 in November 2025.
•Pursued appellate and regulatory avenues to ensure construction at the Rio Grande LNG Facility could continue uninterrupted after an adverse ruling by the U.S. Court of Appeals for the D.C. Circuit (D.C. Circuit Court) in August 2024 and provided information to FERC to facilitate additional environmental review of the first five trains at the Rio Grande LNG Facility.
◦Received a revised D.C. Circuit Court judgment in March 2025 remanding the FERC order for the first five liquefaction trains without vacatur, ensuring that construction at the Rio Grande LNG Facility could continue uninterrupted while FERC completed its supplemental review.
◦FERC issued a supplementary Environmental Impact Statement (SEIS) in July 2025 and a remand order in August 2025, concluding that the first five trains at the Rio Grande LNG Facility are not inconsistent with the public interest and reauthorizing the siting, construction and operation of the first five liquefaction trains at the Rio Grande LNG Facility.
The Compensation Committee viewed these achievements as meaningful measures of strategic and operational execution and incorporated this progress into its assessment of 2025 performance and pay outcomes.

Key Compensation Decisions and Program Enhancements

Our Compensation Committee took the following key actions in 2025 and early 2026 to recognize NextDecade’s performance and align the interests of our NEOs with those of our stockholders:

•Adopted a scorecard framework for the 2025 annual incentive program, with primarily quantitative performance metrics.
•Established a maximum annual incentive payout cap of 200% of target for 2025 and future years.
•Granted 2025 annual long-term incentive awards to NEOs with an equally weighted mix of time-based RSUs and performance-based PSUs.
•Implemented a rigorous relative TSR payout scale for the 2025 PSU awards, requiring 55th percentile performance for target payout and 100th percentile performance for maximum payout.
•Adopted a cap for the 2025 PSU awards which limits the payout to 100% of target if NextDecade’s absolute TSR is negative over the three-year performance period.
•Approved a 14% of target payout for the 2022-2025 PSU awards based on NextDecade’s three-year absolute and relative TSR performance.
•Granted a performance-based milestone award to NEOs tied to the successful FID of Train 5.
•Awarded an annual incentive payout of 157% of target to our NEOs for 2025 performance.
These decisions are discussed in more detail below.

Compensation Program Objectives and Philosophy
Our executive compensation program is designed to attract and retain highly qualified executives and to motivate sustained long-term stockholder value creation. In establishing pay opportunities, the Compensation Committee seeks to maintain an appropriate balance between cash and equity compensation consistent with peer practice, and with a substantial portion of Named Executive Officer compensation delivered through performance-based incentives to reinforce a strong pay-for-performance orientation.
As illustrated in the following charts, the largest portion of total target compensation for our NEOs as of December 31, 2025 is delivered in the form of long-term equity awards. The Committee believes this weighting appropriately emphasizes stock price performance and promotes alignment between executive and stockholder interests.

STI + LTI = 87% Performance and/or Stock-based	STI + LTI = 76% Performance and/or Stock-based
LTI 50% Performance-based**	LTI 50% Performance-based**
*Excluding Mr. Wahl due to his termination and reflects Mr. Mott’s annualized pay as Interim Chief Financial Officer.
**Excludes FID milestone award, which was 100% performance-based

By design, our executives’ compensation outcomes are highly sensitive to Company performance. The chart below illustrates the impact on Mr. Schatzman’s potential realizable compensation as compared to his target compensation opportunity based on the Company’s December 31, 2025 stock price.

This graph is not intended to replace the disclosure required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, which is presented in the section titled “Pay Versus Performance.”

Shareholder Engagement and 2025 Say on Pay Results

The Board and management value the input of our stockholders regarding the design and effectiveness of our compensation program. Management regularly meets with stockholders and solicits their feedback on a wide range of topics, including the Company’s performance, strategic direction, and our compensation and corporate governance practices.

At our 2025 annual meeting of stockholders, we held our annual advisory vote on executive compensation, and approximately 89% of the total votes cast were in favor of our Say-on-Pay proposal, indicating continued robust stockholder support of our compensation program.

We intend to continue proactive shareholder engagement efforts and are committed to maintaining a two-way dialogue with our shareholders on executive compensation, strategy, performance, and other matters as a standard business practice.

Compensation Program Best Practices

Our program reflects an alignment with current governance best practices, while maintaining a competitive compensation design to appropriately reward our NEOs for their contribution to the achievement of our short-term and long-term business goals and the creation of stockholder value. Certain best practice, stockholder-friendly elements of our compensation program are described below.

Compensation Program Best Practices
✓	Significant portion of executive compensation tied to performance outcomes
✓	Annual incentive payouts supported by scorecard of quantitative financial and operational metrics
✓	Maximum payout limits for both short-term and long-term incentive programs
✓	Target payouts under PSUs require performance above the median of the performance peer group and maximum payout requires performance better than all peers
✓	PSU payout is capped at target when absolute TSR is negative over the three-year performance period
✓	Meaningful stock ownership requirements for executives and directors
✓	Change-in-control benefits require both a qualifying transaction and involuntary termination
✓	Clawback, anti-hedging and insider trading policies in place
✓	Independent advisor engaged by and reporting directly to the Compensation Committee

Compensation Program Structure

Our executive compensation program is designed to be retentive, competitive and for certain elements of compensation, reinforce stockholder alignment. The components of our executive compensation program are summarized below.

Compensation Component	Objective
Base Salary	•Fixed pay reflecting the executive’s skills, experience, role, and responsibilities
Annual Incentive	•Reward short-term performance that drives long-term stockholder value •Recognize Company performance
Long-term Incentives – PSUs and RSUs	•Align executive and stockholder interests •Build meaningful ownership in NextDecade •Support retention via forfeitable awards •Tie compensation to competitive stock performance
Retirement, Health and Welfare Benefits	•Provide financial security •Align with benefits offered to other NextDecade employees

Our Executive Compensation Decision Making Process

Role of Compensation Committee

The Compensation Committee follows a structured process to establish performance goals, assess progress, monitor external trends, evaluate competitiveness, and determine compensation outcomes.

Role of Management

The Compensation Committee considers input from the Chief Executive Officer when determining the executive compensation program and the compensation of each executive officer other than the Chief Executive Officer.

The Chief Executive Officer provides ongoing performance feedback during the year, and the Chief Executive Officer and executive team report on Company performance to support the Committee’s annual incentive determinations. The Compensation Committee makes all final decisions regarding NEO compensation, other than in respect of the Chief Executive Officer, for which decisions are made by the full Board based on a Compensation Committee recommendation. The Chief Executive Officer does not recommend or participate in decisions regarding his own compensation.

Role of Compensation Consultant

In 2025, the Compensation Committee continued its engagement of Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant. Meridian reports solely to the Compensation Committee and the Compensation Committee determines the scope of Meridian’s engagement. The Compensation Committee has evaluated the independence of Meridian based on the SEC’s factors affecting independence and has concluded that Meridian is independent and that there are no conflicts of interest associated with Meridian’s engagement.

Compensation Benchmarking Peer Group and Market Data

To assess executive pay competitiveness, the Compensation Committee worked with its independent compensation consultant and management to develop a compensation peer group using factors such as industry and business model similarity, competition for customers and executive talent, geographic presence, and company size (including enterprise value, market capitalization, and assets).

Because NextDecade has few direct LNG peers, the peer group includes those companies (Cheniere and Venture Global) to reflect the competitive LNG talent market, as well as companies in adjacent industries. For peer selection purposes, the Compensation Committee determined that enterprise value—adjusted to reflect NextDecade’s committed project financing debt—best represents the Company’s size, scope, and complexity. As of March 31, 2025, inclusive of NextDecade’s committed project financing debt, NextDecade was positioned at the 34th percentile of the peer group for enterprise value. As of December 31, 2025, inclusive of NextDecade’s committed project financing debt following FID of Trains 4 and 5, NextDecade was positioned near the median of the peer group for enterprise value.

The Compensation Committee approved the peer group below and used it to inform 2025 compensation decisions. On an as-reported basis, NextDecade’s enterprise value and market capitalization rank below the 25th percentile of the group. The Committee considered this relative size positioning in its review of benchmarking data and, accordingly, did not target pay at or above the peer median.

Compensation Benchmarking Peer Group
APA Corp.	DT Midstream, Inc.	Magnolia Oil & Gas Corp.	Sempra	Targa Resources Corp.
Cheniere Energy, Inc.	Genesis Energy, L.P.	NRG Energy, Inc.	Sunoco LP	Western Midstream Partners, LP
Coterra Energy Inc.	Kinetik Holdings Inc.	Plains All American Pipeline, L.P.	Talen Energy Corp.	Venture Global, Inc.

Compensation Elements

For 2025, our executive compensation program consisted of three principal elements – base salary, annual performance bonuses, and long-term incentive equity incentives in the form of time- and performance-based RSUs. It also included participation in our 401(k) plan and our broad-based health and welfare benefit programs.

Base Salary

The named executive officers receive a base salary to compensate them for services rendered to the Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

The Committee approved base salary increases ranging from 4% to 18% for our NEOs, excluding Mr. Schatzman, to maintain alignment with the competitive market for talent. For our Chief Executive Officer, the Compensation Committee approved a 29% increase to bring Mr. Schatzman’s base salary closer to market.

Mr. Mott received a 9% base salary increase to $400,000 in May 2025 to maintain alignment with market. In recognition of his appointment as Interim Chief Financial Officer, in October 2025, Mr. Mott’s base salary was further increased to $600,000 for the period during which he serves in this role (the same salary being paid to our former Chief Financial Officer, Brent Wahl, at the time of his termination).

The annual base salaries for our named executive officers as of the end of the 2024 and 2025 fiscal years were as follows:

Executive	Annual Base Salary as of 12/31/24	Annual Base Salary as of 12/31/25	Percentage Increase 2024 - 2025
Matthew K. Schatzman	$775,000	$1,000,000	29%
Michael Mott	$367,500	$600,000	N/A
Vera de Gyarfas	$465,000	$550,000	18%
Tarik Skeik	$450,000	$470,000	4%
Brent E. Wahl	$525,000	N/A	N/A1
¹ Mr. Wahl’s employment with the Company terminated effective October 20, 2025.

Annual Incentive

In the first quarter of each year, the Compensation Committee reviews and approves the performance objectives and quantitative goals used to determine annual incentive awards. For 2025, the Committee adopted a scorecard framework for the Annual Incentive Bonus Program for senior executives, including our NEOs, under which 75% of the executive’s target annual incentive opportunity is based on objective, quantitative operational metrics. The remaining 25% of the executive’s target annual incentive opportunity is based on achievement of qualitative Company strategic objectives.

Target performance levels for each objective were established by the Compensation Committee in the first quarter of 2025 and set at challenging levels aligned with the Company’s long-term goals and intended to reward superior performance. A threshold (50% payout) and maximum (200% payout) level was also established for each of the quantitative objectives; no payout is earned for any objective if threshold performance is not achieved.

Performance Metric	Weight	Threshold (50%)	Target (100%)	Maximum (200%)	Actual Results	Achievement Level, as Percentage of Target	Weighted Payout
RGLNG Phase 1 Project Construction Cost Variance	15%	+6.04%	+3.95%	+2.50%	+2.70%	186%	28%
RGLNG Phase 1 Progress	10%	44.9%	52.7%	57.1%	58.1%	200%	20%
Enterprise Readiness	10%	Compensation Committee Discretion			Target	100%	10%
Update and Extend Pricing for Train 4 EPC Contract and Execute Train 5 EPC Contract	10%	Compensation Committee Discretion			Target	100%	10%
Advance Incremental LNG Development	10%	Train 6 Pre-Filing	Train 6 FERC RR13 Filed	Train 6 Application Ready/Filed	Pre-Filing and RR13 Filed	100%	10%

Executed SPAs for Train 4 and Train 5	10%	3.1 MTPA	4.5 MTPA	8.8 MTPA	9.1 MTPA	200%	20%
Total Recordable Incident Rate	10%	0.55	0.45	0.20	0.22	192%	19%
Advance Upstream Gas Supply and Transportation Options for RGLNG Phase	5%	Compensation Committee Discretion			Target	100%	5%
NextDecade Budget Spend ($MM)	5%	10%	0%	(5)%	0%	100%	5%
Successfully Appeal DC Circuit Ruling or Reauthorize RGLNG	15%	Final SEIS Issued	RGLNG Reauthorized	Court Mandate not Issued	Court Mandate not Issued	200%	30%
TOTAL	100%						157%

The Committee determined to score the Enterprise Readiness performance metric at 100% of target based on:
•The Company’s execution of software licenses and service provider contracts and implementation of software packages that will support the organization’s operations.
•Material advancement of the RGLNG Phase 1 and NextDecade workforce staffing plans.
The Committee determined to score the Contract and Pricing performance metric at 100% of target based on:
•The Company’s successful extension of the T4 EPC contract and execution of the Train 5 EPC contract which, in both cases, maintained costs and schedules within management’s expectations, allowing the Company to take FID of Trains 4 and 5 in September and October, respectively.
The Committee determined to score the Advance Upstream Gas Supply performance metric at 100% of target based on:
•The Company’s execution of gas supply framework agreements (NAESBs).
•The Company’s progress on and execution of gas supply contracts.
Effective for the 2025 performance year, the Compensation Committee also approved increases to the annual incentive targets as a percent of base salary for certain NEOs to improve competitive positioning and reflect executives’ continued growth and development in their roles. Mr. Schatzman’s annual incentive target was increased from 125% to 130% of base salary. Ms. de Gyarfas’s annual incentive target was increased from 85% to 90% of base salary. Mr. Mott’s annual incentive target was increased to 90% of base salary for the time he serves as Interim Chief Financial Officer.

Following year-end 2025, the Compensation Committee evaluated and determined a payout for each metric, within a range of 0% to 200% of target, resulting in a total payout factor for 2025 performance of 157% of target. The Compensation Committee applied the results above to the NEOs’ target bonus opportunities to determine individual NEO awards.

Executive Officer	Annual Base Salary as of 12/31/25	Annual Incentive Target (as % of Base Salary)	Annual Incentive Award for 2025 Performance
Matthew K. Schatzman	$1,000,000	128.33% [1]	$2,014,781
Michael Mott	$600,000 [2]	90% [2]	$469,587
Vera de Gyarfas	$550,000	88.33% [3]	$762,730
Tarik Skeik	$470,000	90%	$664,110
Brent E. Wahl	N/A	N/A	N/A4
¹ Reflects proration of the change in annual incentive target as of May 1, 2025.
2 Mr. Mott’s Annual Incentive was calculated separately and prorated for the portion of the year he served as Interim Chief Financial Officer in addition to his role as SVP, Enterprise Transformation.
3 Reflects proration of the change in annual incentive target as of May 1, 2025.

4 Mr. Wahl’s employment terminated effective October 20, 2025 and, as a result, he was not eligible to receive a 2025 annual incentive award.

Long-term Incentive

The long-term incentive component represents the largest portion of our NEOs’ total compensation and ties a significant portion of pay to stock price performance on both an absolute and relative basis. In 2025, long-term incentives were delivered through two vehicles designed to align NEO pay with NextDecade’s focus on stockholder returns:
•Performance-Based RSUs (50% weighting)
•Time-Based RSUs (50% weighting)

Long-term Incentive Vehicle	Purpose	Key Terms
Performance-Based Restricted Stock Units – 50% weighting
•Reward our NEOs for our relative TSR performance versus a broad market-based index and direct peers.
•Align NEO interests with the interests of our stockholders.
•Focus on delivery of our long-term strategy.

•NextDecade’s TSR is measured relative to the TSR of the performance peer group (comprised of the constituents of the Alerian Midstream Energy Select index + Venture Global, Inc.), over the three-year period from September 1, 2025 to August 31, 2028.
•Above-median relative TSR rank is required to earn a target (100%) payout.
•100th percentile performance is required to earn a maximum (200%) payout; refer to the payout scale below.
•However, the overall payout will be capped at target (100%) if NextDecade’s absolute TSR over the three-year performance period is negative.
•Awards cliff-vest following the completion of the three-year performance period and the certification of the results by the Compensation Committee.

	NextDecade’s TSR Percentile Rank	Payout Factor
	100th Percentile	200%
	75th Percentile	150%
	55th Percentile	100%
	30th Percentile	50%
	Below 30th Percentile	0%
Restricted Stock Units – 50% weighting	•Align NEO interests with the interests of our stockholders. •Support long-term retention.	•Awards vest ratably over three years.

For the 2025 PSU awards, Relative TSR will be measured against the constituents of the Alerian Midstream Energy Select Index, supplemented by Venture Global, which the Committee believes together provide a relevant and durable performance comparison group. The Committee selected this performance peer group because NextDecade has a limited number of direct LNG peers, and using a broad, market-based index recognizes the Company’s competition for investor capital across the midstream and energy infrastructure sectors while creating a robust and sustainable Relative TSR peer group. The inclusion of Venture Global further enhances the group’s relevance by adding the only LNG-focused competitor that is not already a constituent of the index.

Long-term incentive awards for NEOs are generally determined at the Compensation Committee’s third quarter meeting based on the following factors:

•Peer group benchmarking data for executives in comparable roles
•Company performance relative to long-term strategic objectives
•Individual NEO performance; and
•General market and industry conditions.
In July 2025, the Compensation Committee approved increased values for 2025 annual long-term incentive awards based on compensation benchmarking data.

Executive Officer	2025 Long-term Incentive Award Value ($)	Performance-Based Restricted Stock Units [1]	Time-Based Restricted Stock Units [1]
Matthew K. Schatzman	$5,500,000	256,529	256,529
Michael Mott [2]	$420,000	19,589	19,589
Vera de Gyarfas	$1,250,000	58,302	58,302
Tarik Skeik	$1,000,000	46,641	46,641
Brent E. Wahl [3]	$1,750,000	81,623	81,623
¹ Number of units was determined by dividing 50% of the LTI Value by the closing stock price on the grant date (rounded down to the nearest whole unit).
2 Mr. Mott’s 2025 LTI award was calculated at the time he was Senior Vice President, Enterprise Transformation. His 2026 award will reflect his service as Interim Chief Financial Officer.
3 Mr. Wahl’s 2025 annual long-term incentive award was forfeited upon his resignation.

The target long-term incentive compensation discussed in this CD&A reflects the Committee’s intended award opportunities for the year. In contrast, the Summary Compensation Table reports award values calculated in accordance with US GAAP, which reflects the grant date fair value for awards granted during the fiscal year. Grant date fair values are not directly comparable to the target long-term incentive opportunities described in this CD&A because such valuation reflects assumptions about the probability of achieving performance metrics. For this reason, the grant date fair values of these awards shown in the “Compensation Tables” section below may be greater or less than the target award values.

2025 Train 5 Award

In addition to our standard annual incentive awards and annual long-term incentive grants, we have awarded certain performance awards to executive officers contingent upon achieving critical development milestones. In 2025, the Compensation Committee awarded a special one-time award of performance-based RSUs tied to the successful FID of Train 5. Achievement of Train 5 FID was required for the award to vest, with 50% vesting upon FID and the remaining 50% vesting ratably on the next two successive anniversaries of the Train 5 FID achievement. The Train 5 FID performance milestone was achieved in October 2025.

Award values for each NEO are presented in the table below.

Executive	Train 5 Award Value ($)	Performance-Based Restricted Stock Units [1]
Matthew K. Schatzman	$3,375,000	447,019
Michael Mott	$315,000	41,721
Vera de Gyarfas	$750,000	99,337
Tarik Skeik	$750,000	99,337
Brent E. Wahl	$1,125,000	149,006
1 The number of units was determined by dividing the award value by the 5-day volume weighted average stock price following FID of Train 4 ($7.55).

2022 – 2025 PSU Award Vesting

The calculated payout for the 2022 – 2025 PSU awards was 14.3% of target based on the Company’s three-year relative and absolute TSR performance. Seventy-five percent of the award was based on the Company’s absolute stock price performance, with a threshold of $11.00 required to be achieved. NextDecade’s stock price at the end of the performance period was below $11.00; as a result, the absolute stock price portion of the award was forfeited. The remaining 25% was based on the Company’s TSR relative to a peer group. NextDecade’s three-year TSR of 29.88% ranked at the 28.5th percentile of the peer group, resulting in a payout of 57% for this portion of the award. The overall payout for the 2022 PSU award was 14.3% of target.

Other Compensation Matters

Mr. Schatzman’s Employment Agreement
On April 15, 2026, the Company entered into an amended and restated employment agreement (the “Schatzman Employment Agreement”) with Mr. Schatzman. The Schatzman Employment Agreement superseded and replaced Mr. Schatzman’s prior employment agreement with the Company, originally dated September 8, 2017. The Schatzman Employment Agreement provides for an initial term through April 15, 2029, and will be automatically extended for an additional one-year period unless and until either the Company or Mr. Schatzman gives to the other written notice at least ninety (90) days prior to the applicable renewal date of a decision not to renew for an additional year.

The annual base salary set forth in the Schatzman Employment Agreement is $1,000,000, subject to increase in the discretion of the Board. Mr. Schatzman is eligible for an annual bonus with a target of 130% of his base salary, subject to increase in the discretion of the Board, based upon the achievement of performance targets established by the Board. Mr. Schatzman will also be eligible to receive long-term incentive compensation awards pursuant to the Plan in such amounts as the Board determines in its discretion. The Schatzman Employment Agreement also provides that Mr. Schatzman is eligible for health insurance and disability insurance and other customary employee benefits.

If the Company terminates Mr. Schatzman’s employment without Cause, or if Mr. Schatzman voluntarily terminates his employment with Good Reason (each as defined in the Schatzman Employment Agreement), Mr. Schatzman will be entitled to receive: (i) an amount equal to his then current base salary for a period of 24 months, (ii) an amount equal to 200% of his then current annual target bonus, (iii) a prorated portion of the annual target bonus for the year in which the Agreement is terminated, and (iv) a lump sum payment equal to the total cost of premium payments for 24 months of coverage under the Company’s benefit plans. If, however, the Company terminates Mr. Schatzman’s employment without Cause, or if Mr. Schatzman voluntarily terminates his employment with Good Reason within 24 months following a Change of Control (as defined in the Schatzman Employment Agreement), Mr. Schatzman will be entitled to receive: (i) an amount equal to his then current base salary for a period of 36 months, (ii) an amount equal to 300% of his then current annual target bonus, (iii) a prorated portion of the annual target bonus for the year in which the Agreement is terminated, (iv) a lump sum payment equal to the total cost of premium payments for 36 months of coverage under the Company’s benefit plans, and (v) accelerated vesting of outstanding time-based equity awards and performance-based equity awards, with performance-based equity awards vesting at the greater of target performance and actual performance. The severance payments and benefits described above are contingent upon the execution of a release of claims against the Company.

The Schatzman Employment Agreement also contains customary non-competition and non-solicitation covenants and covenants regarding the treatment of confidential information.
Transition Agreement with Brent Wahl
On October 16, 2025 (the “Train 5 FID Date”), the Company entered into a Transition Agreement with Brent Wahl in connection with his resignation from the Company (the “Transition Agreement”), pursuant to which he served as a consultant to the Company through December 31, 2025 to aid in the transition of his responsibilities. Under the Transition Agreement, 74,503 RSUs under the milestone award earned by Mr. Wahl on the Train 5 FID Date remain outstanding and will vest ratably in accordance with the terms of the related grant agreement, on the first and second anniversary of the Train 5 FID Date, and Mr. Wahl remains subject to confidentiality, non-solicitation and similar covenants under the terms of such grant agreement, through the applicable vesting dates.

Equity Award Acceleration
The award agreements governing restricted stock units granted to our NEOs generally provide that such restricted stock will fully vest upon a change of control of the Company only if either (i) the award recipient's employment is terminated as a result of such change of control or (ii) the applicable award is not assumed, or replaced with an award of substantially equivalent value, by the acquirer.
Compensation Risk Assessment

The Compensation Committee reviews the relationship between our risk management policies and compensation policies and practices each year. The Compensation Committee concluded that we do not have any compensation policies or practices that expose us to excessive or unnecessary risks that are reasonably likely to have a material adverse effect on us. In its review, the Compensation Committee considered the following design features, in addition to others, which mitigate excessive risk-taking: (1) multiple performance measures in the annual incentive plan, (2) balance of short- and long-term compensation components, (3) the Compensation Committee’s role in approving performance measures and ultimately determining incentive payouts, and (4) caps on incentive award payouts.

Stock Ownership Guidelines

In 2024, upon the recommendation of the Compensation Committee and in consultation with Meridian, the Board adopted stock ownership guidelines for executive officers and independent non-employee directors to further align their interests with those of stockholders. Ownership requirements are expressed as a multiple of base salary for executive officers and annual cash retainer for non-employee directors, as shown in the table below. Covered individuals have five years to achieve compliance.

The following holdings count towards compliance with our stock ownership guidelines:

• Shares purchased on the open market or held outright

• Unvested restricted stock and restricted stock units

• Shares held in qualified benefit plans or non-qualified deferred compensation plans

Position	Required Stock Ownership
Chief Executive Officer	6x Base Salary
Executive Vice Presidents and above	4x Base Salary
Senior Vice Presidents	3x Base Salary
Non-Employee Directors	5x Annual Cash Retainer

Insider Trading Policy and Anti-Hedging / Anti-Pledging

Our Board has adopted an Insider Trading Policy that governs the purchase, sale and other disposition of the Company's securities, which applies to all of our directors, officers and employees. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as listing standards applicable to the Company. It is also our policy to comply with applicable insider trading laws and regulations with respect to transactions in our own securities. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

The Insider Trading Policy also prohibits our directors, officers and employees (including the named executive officers) from pledging stock and engaging in any transactions (such as trading in options) that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities.

Clawback Policy

Effective as of October 2, 2023 the company adopted an Incentive-Based Compensation Recovery Policy, which was filed as Exhibit 97.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The Incentive-Based Compensation Recovery Policy is intended to comply with the requirements set forth in Listing Rule 5608 of the Nasdaq Stock Market LLC. The Policy provides that, in the event the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the federal securities laws, the Company will recover the amount of incentive-based compensation received by its current and former executive officers in excess of the amount of incentive-based compensation that would have been received had it been determined based on the restated amount.

Pension/Retirement Benefits

The Company does not provide a qualified defined benefit pension plan or any non-qualified supplemental executive retirement benefits to any of its executive officers or directors. However, eligible executive officers participate in a defined contribution retirement plan sponsored and maintained by the Company (the “401(k) Plan”) which allows them to contribute up to 100% of their compensation up to the maximum permitted by the Internal Revenue Code. Following FID of Phase 1 at the Rio Grande LNG Facility in July 2023, the Company began matching employee contributions. Matching contributions received during 2025 are disclosed in the Summary Compensation Table.

Additional Benefit Programs

Our executive officers are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other full-time, salaried employees, subject to the terms and eligibility requirements of such plans. These benefits include: parking, health insurance, life insurance and accidental death and dismemberment insurance.

Executive Severance Plan

As previously disclosed, on February 25, 2026, the Board approved the principal terms of the Company’s Executive Severance Plan (“Severance Plan”), which is intended to provide employees in the position of Senior Vice President and above, other than the Chief Executive Officer who has severance benefits provided for in his employment agreement (each, a “Participant”), with certain compensation and benefits in the event the Participant experiences a qualifying termination either in connection with a change in control or outside the context of a change in control. The Board intends for the Executive Severance Plan to serve as an important component of a competitive compensation package designed to attract and retain qualified, high caliber senior executives.

The Severance Plan will provide the following severance benefits upon a Participant’s termination by the Company and its subsidiaries other than for “Cause” or resignation by such employee for “Good Reason” (as each of those terms is to be defined in the Severance Plan):
•An amount equal to a multiple of the Participant’s annual base salary in effect at the date of termination, to be paid within 60 days of such termination, with such multiple being 0.5 times for Senior Vice Presidents and 1.0 times for Executive Vice Presidents and above;
•An amount equal to a multiple of the Participant’s annual target bonus for the year in which the termination occurs, to be paid within 60 days of such termination, with such multiple being 0.5 times for Senior Vice Presidents and 1.0 times for Executive Vice Presidents and above;
•An amount equal to the Participant’s annual target bonus for the year in which the termination occurs, prorated based on the number of days the Participant was an employee of the Company, to be paid within 60 days of such termination;
•Medical, dental and vision coverage following such termination for up to six months for Senior Vice Presidents and 12 months for Executive Vice Presidents and above; and
•Accelerated vesting of a prorated portion of all outstanding time-based equity awards and continued vesting of a prorated portion of all outstanding performance-based equity awards through the conclusion of the applicable performance period, which will be settled based on actual performance at the end of the applicable performance period.
If the termination of the Participant’s employment occurs during the two-year period following a Change of Control (as defined in the 2017 Equity Plan), the Participant will instead be entitled to receive the following severance benefits:

•An amount equal to a multiple of the Participant’s annual base salary in effect at the date of termination, to be paid within 60 days of such termination, with such multiple being 1.0 times for Senior Vice Presidents and 2.0 times for Executive Vice Presidents and above;
•An amount equal to a multiple of the Participant’s annual target bonus for the year in which the termination occurs, to be paid within 60 days of such termination, with such multiple being 1.0 times for Senior Vice Presidents and 2.0 times for Executive Vice Presidents and above;
•An amount equal to the Participant’s annual target bonus for the year in which the termination occurs, prorated based on the number of days the Participant was an employee of the Company, to be paid within 60 days of such termination, to be paid no later than at the same time bonuses are paid to senior executives of the Company;
•Medical, dental and vision coverage following such termination following such termination for up to 12 months for Senior Vice Presidents and 24 months for Executive Vice Presidents and above; and
•Accelerated vesting of all outstanding time-based equity awards and all outstanding performance-based equity awards, with performance-based equity awards vesting at the greater of target performance and actual performance.
The foregoing benefits are subject to the Participant’s timely execution and non-revocation of a release of claims.

Grant Practices Regarding Equity

The Compensation Committee approves and grants annual equity awards in the third quarter each year. In certain circumstances, including the hiring or promotion of an officer, the Compensation Committee may approve grants to be effective at other times. We do not time the release of material nonpublic information based on option award grant dates or for the purpose of affecting the value of executive compensation. In addition, we do not take material nonpublic information into account when determining the timing and terms of such awards. Instead, the timing of grants is in accordance with the yearly compensation cycle. We did not grant any stock option awards in 2025.

Tax and Accounting Considerations

In designing our compensation programs, we take into account the various tax, accounting and disclosure rules associated with various forms of compensation. We also review and consider the deductibility of executive compensation under Section 162(m) of the Code and design our compensation programs with the intent that they comply with Section 409A of the Code where applicable. Section 162(m) of the Code generally limits the amount of compensation that may be deducted per covered employee to $1 million per taxable year. We generally seek to preserve tax deductions for executive compensation but recognize that it may be beneficial to grant compensation that is not fully tax deductible when we believe it is in the best interests of the Company and our shareholders.

Compensation Committee Report

The following Compensation Committee Report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Exchange Act, or the Securities Act of 1933, as amended, other than in NextDecade’s Annual Report on Form 10-K where it shall be deemed to be furnished, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

EXECUTIVE COMPENSATION TABLES
The following table and narrative text sets forth the total compensation awarded to, earned by or paid to our Chief Executive Officer, Chief Financial Officer and two other executive officers for 2025. Additionally, the following table includes Brent Wahl, our former Chief Financial Officer, in accordance with SEC rules. Together, these individuals are referred to as our “NEOs” in the following compensation tables.
2025 Summary Compensation Table

Name	Year	Salary ($)	Bonus ($)(1)	Non-equity Incentive Compensation ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Matthew K. Schatzman	2025	925,000	—	2,014,781	9,903,480	—	12,843,261
Chairman and Chief Executive Officer	2024	766,667	955,833	—	3,006,812	—	4,729,312
	2023	750,000	805,194	1,787,500	8,244,858	—	11,587,552
Michael Mott	2025	438,890	—	469,587	809,120	—	1,717,597
Interim Chief Financial Officer
Vera de Gyarfas	2025	521,667	—	762,730	2,235,050	21,000	3,540,447
General Counsel and Corporate Secretary	2024	460,000	387,500	—	668,181	20,700	1,536,381
	2023	450,000	354,240	320,000	1,832,186	—	2,956,426
Tarik Skeik	2025	463,333	—	664,110	1,926,500	21,000	3,074,943
Chief Operating Officer	2024	195,000	178,156	—	1,030,486	7,313	1,410,955
	2023	—	—	—	—	—	—
Brent E. Wahl	2025	456,250	—	—	1,038,572	—	1,494,822
Former Chief Financial Officer	2024	525,000	472,500	—	1,002,268	—	1,999,768
	2023	525,000	496,125	720,000	3,045,142	—	4,786,267
(1)The amounts reported in the “Bonus” column reflect discretionary annual cash bonuses earned by our named executive officers for their performance in the years ended December 31, 2024 and 2023. Annual bonuses are paid in the first quarter following the applicable year of service.
(2)The amounts reported in the “Non-Equity Incentive Compensation” column for 2025 reflect the formulaic incentive payouts that were earned based on the defined company scorecard for 2025. The amounts in 2023 reflect a cash bonus paid upon achieving FID for Trains 1-3.
(3)The amounts reported in the “Stock Awards” column reflect the aggregate grant date fair value of restricted stock unit awards granted during 2023, 2024 and 2025 computed in accordance with the provisions of ASC Topic 718. The fair value of time-based restricted stock units was established by the market price on the date of grant. The fair value of performance-based restricted stock units was established using a Monte Carlo simulation as of the date of grant. For additional detail, see Note 9 to our financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on March 2, 2026.
(4)The amounts reported in the “All Other Compensation” column reflect 401(k) Plan (defined below) matching contributions which are available to all employees.

Outstanding Equity Awards at Fiscal 2025 Year-End

	Option Awards			Stock Awards
Name	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($) (1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($) (1)
Matthew K. Schatzman	409,090	$10.00	8/30/2034	1,907,322 (2)	10,051,587	244,100 (3)	1,286,409
Michael Mott	38,181	$10.00	8/30/2034	166,712 (4)	878,572	20,606 (5)	108,592
Vera de Gyarfas	90,909	$10.00	8/30/2034	409,627 (6)	2,158,734	54,892 (7)	289,282
Tarik Skeik	90,909	$10.00	8/30/2034	196,212 (8)	1,034,037	23,321 (9)	122,899
Brent E. Wahl	0	N/A	N/A	74,503 (10)	392,631	0	—
(1)The market value of the unvested stock awards and equity incentive plan awards is based on the closing price of Common Stock on December 31, 2025 ($5.27).
(2)Reflects the unvested portion of RSUs that vest as follows: (i) 123,559 RSUs that vest on the third anniversary of August 31, 2023, (ii) 272,727 RSUs that vest in equal installments on the second and third anniversaries of August 31, 2024, (iii) 256,529 RSUs that vest in equal installments on the first, second and third anniversaries of August 31, 2025, (iv) 677,334 earned 2021 PSUs that vest on the third anniversary of July 12, 2023 (v) 353,663 earned Train 4 PSUs that vest on the first and second anniversaries of September 9, 2025, and (vi) 223,510 earned Train 5 PSUs that vest on the first and second anniversaries of October 16, 2025.
(3)Reflects the unearned portion of PSUs that vest as follows: (i) 370,675 TSR-based PSUs eligible to vest on August 31, 2026, subject to achievement of the related performance criteria and (ii) 256,529 PSUs eligible to vest on August 31, 2028, subject to achievement of the related performance criteria. The amount of PSUs is calculated using a vesting percentage of 25% for the absolute stock price portion (2023 PSU only), representing the threshold performance level of the award, and a vesting percentage of 50% for the relative-TSR portion, representing the next higher performance level that exceeded 2025 fiscal year performance.
(4)Reflects the unvested portion of RSUs that vest as follows: (i) 11,532 RSUs that vest on the third anniversary of August 31, 2023, (ii) 25,454 RSUs that vest in equal installments on the second and third anniversaries of August 31, 2024, (iii) 19,589 RSUs that vest in equal installments on the first, second and third anniversaries of August 31, 2025, (iv) 56,267 earned 2021 PSUs that vest on the third anniversary of July 12, 2023 (v) 33,009 earned Train 4 PSUs that vest on the first and second anniversaries of September 9, 2025, and (vi) 20,861 earned Train 5 PSUs that vest on the first and second anniversaries of October 16, 2025.
(5)Reflects the unearned portion of PSUs that vest as follows: (i) 34,596 TSR-based PSUs eligible to vest on August 31, 2026, subject to achievement of the related performance criteria and (ii) 19,589 PSUs eligible to vest on August 31, 2028, subject to achievement of the related performance criteria. The amount of PSUs is calculated using a vesting percentage of 25% for the absolute stock price portion (2023 PSU only), representing the threshold performance level of the award, and a vesting percentage of 50% for the relative-TSR portion, representing the next higher performance level that exceeded 2025 fiscal year performance.
(6)Reflects the unvested portion of RSUs that vest as follows: (i) 27,458 RSUs that vest on the third anniversary of August 31, 2023, (ii) 60,606 RSUs that vest in equal installments on the second and third anniversaries of August 31, 2024, (iii) 58,302 RSUs that vest in equal installments on the first, second and third anniversaries of August 31, 2025, (iv) 135,000 earned 2021 PSUs that vest on the third anniversary of July 12, 2023 (v) 78,592 earned Train 4 PSUs that vest on the first and second anniversaries of September 9, 2025, and (vi) 49,669 earned Train 5 PSUs that vest on the first and second anniversaries of October 16, 2025.
(7)Reflects the unearned portion of PSUs that vest as follows: (i) 82,372 TSR-based PSUs eligible to vest on August 31, 2026, subject to achievement of the related performance criteria and (ii) 58,302 PSUs eligible to vest on August 31, 2028, subject to achievement of the related performance criteria. The amount of PSUs is calculated using a vesting percentage of 25% for the absolute stock price portion (2023 PSU only), representing the threshold performance level of the award, and a vesting percentage of 50% for the relative-TSR portion, representing the next higher performance level that exceeded 2025 fiscal year performance.
(8)Reflects the unvested portion of RSUs that vest as follows: (i) 60,606 RSUs that vest in equal installments on the second and third anniversaries of August 31, 2024, (ii) 46,641 RSUs that vest in equal installments on the first, second and third anniversaries of August 31, 2025, (iii) 39,296 earned Train 4 PSUs that vest on the first and second anniversaries of September 9, 2025, and (iv) 49,669 earned Train 5 PSUs that vest on the first and second anniversaries of October 16, 2025.
(9)Reflects the unearned portion of PSUs that vest as follows: 46,641 PSUs eligible to vest on August 31, 2028, subject to achievement of the related performance criteria. The amount of PSUs is calculated using a vesting percentage of 50%, representing the next higher performance level that exceeded 2025 fiscal year performance.
(10)Reflects the unvested portion of earned Train 5 PSUs that vest on the first and second anniversaries of October 16, 2025.
Grants of Plan-Based Awards During Fiscal Year 2025

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Stock Units (#)	Grant Date Value of Stock and Option Awards ($) (2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Matthew K.	2/25/25	650,000	1,300,000	2,600,000
Schatzman	8/29/25 (3)				128,265	256,529	513,058		4,037,766
	8/29/25 (4)							256,529	2,749,991
	9/16/25 (5)				0	447,019	447,019		3,115,722
Michael	2/24/25	149,550	299,100	598,200
Mott	8/29/25 (3)				9,795	19,589	39,178		308,331
	8/29/25 (4)							19,589	209,994
	9/16/25 (5)				0	41,721	41,721		290,795
Vera	2/24/25	242,908	485,815	971,630
de Gyarfas	8/29/25 (3)				29,151	58,302	116,604		917,673
	8/29/25 (4)							58,302	624,997
	9/16/25 (5)				0	99,337	99,337		692,379
Tarik	2/24/25	211,500	423,000	846,000
Skeik	8/29/25 (3)				23,321	46,641	93,282		734,129
	8/29/25 (4)							46,641	499,992
	9/16/25 (5)				0	99,337	99,337		692,379
Brent E.	2/24/25	270,000	540,000	1,080,000
Wahl	8/29/25 (3)				40,812	81,623	163,246		1,284,746
	8/29/25 (4)							81,623	874,999
	9/16/25 (5)				0	149,006	149,006		1,038,572
(1)Our 2025 annual incentive plan provided for payment of bonuses based on the achievement by the Company of various strategic and operational performance metrics under a defined company scorecard. In March 2026, the Compensation Committee determined that the annual incentive awards under the 2025 annual incentive plan for the named executive officers would be paid at 157% of target based on actual performance.
(2)The amounts in this column represent the aggregate grant date fair value of the equity awards calculated in accordance with FASB ASC Topic 718. See footnote 3 to the Summary Compensation Table.
(3)Represents PSUs eligible to be earned based on relative TSR over a three-year period, with an absolute TSR modifier. These PSUs were granted under our 2017 Equity Plan.

(4)Represents RSUs eligible to vest in equal installments on the first, second and third anniversaries of August 31, 2025. These RSUs were granted under our 2017 Equity Plan.
(5)Represents PSUs eligible to be earned based on the successful FID of Train 5. These PSUs were granted under our 2017 Equity Plan.
Potential Payments Upon Termination or Change-in-Control
The following table quantifies certain compensation and benefits that would have become payable to our NEOs (other than Mr. Wahl) if their employment had terminated on December 31, 2025 in respect of certain triggering events. All amounts are estimates of the amounts which would be realized upon the triggering event. The actual value of the amounts can only be determined at the time such NEO leaves the Company. The values shown in the table assume a December 31, 2025 termination date, use the closing price of our common stock of $5.27 on December 31, 2025, and assumes that the performance-based incentive awards vest based on the target award level, unless otherwise noted.
As discussed in the CD&A, in April 2026, we entered into an amended and restated employment agreement with Mr. Schatzman but are not party to an employment agreement with any of the other NEOs. For a description of the potential payments upon termination or change-in-control for Mr. Schatzman, please see the description of his employment agreement in the “Compensation Discussion and Analysis — Other Compensation Matters — Mr. Schatzman’s Employment Agreement” section of this Proxy Statement. The following table presents the amounts that would have become payable to Mr. Schatzman as provided under his prior employment agreement as in effect as of December 31, 2025.
As previously disclosed, in February 2026, the Board approved the principal terms of the Severance Plan, which provides our NEOs other than Mr. Schatzman with certain compensation and benefits in the event the employee experiences a qualifying termination. For a description of the potential payments upon termination or change-in-control under the Severance Plan, please see the description of the Severance Plan in the “Compensation Discussion and Analysis – Other Compensation Matters – Executive Severance Plan” section of this Proxy. The benefits that would be provided by the Severance Plan in the event of a qualifying termination are not included in the quantifications below because, as required by SEC regulations, those quantifications assume that the triggering event or events occur on the last day of the most recent fiscal year, and the Severance Plan was not in place on the last day of fiscal year 2025.

Name	Benefits	Change in Control without Termination ($)(1)	Change in Control with Involuntary Termination ($)	Disability or Death ($)	Involuntary Not for Cause Termination or Resignation for Good Reason ($)(2)	For Cause Termination or Resignation without Good Reason ($)
Matthew K. Schatzman	Stock Awards	—	8,699,679	8,699,679	4,406,360	—
	Performance Awards (3)	—	3,305,365	—	—	—
	Cash Severance (4)	—	2,300,000	—	2,300,000	—
	Total	—	14,305,044	8,699,679	6,706,360	—
Michael Mott	Stock Awards	—	775,338	775,338	374,629	—
	Performance Awards (3)	—	285,555	—	—	—
	Cash Severance	—	—	—	—	—
	Total	—	1,060,893	775,338	374,629	—
Vera de Gyarfas	Stock Awards	—	1,851,483	1,851,483	897,409	—
	Performance Awards (3)	—	741,352	—	—	—
	Cash Severance	—	—	—	—	—
	Total	—	2,592,835	1,851,483	897,409	—
Tarik Skeik	Stock Awards	—	788,239	788,239	111,838	—
	Performance Awards (3)	—	245,798	—	—	—
	Cash Severance	—	—	—	—	—
	Total	—	1,034,037	788,239	111,838	—
Brent E. Wahl (5)	Stock Awards	—	—	—	—	392,631
	Performance Awards (3)	—	—	—	—	—
	Cash Severance	—	—	—	—	—
	Total	—	—	—	—	392,631
(1)    Acceleration of time-based equity awards upon a change of control without a termination would only occur to the extent that such awards are not assumed or replaced by comparable awards. This column assumes such contingency does not occur. If such a contingency occurred, the value of the acceleration of time-based equity awards would correspond to the amounts under the Change in Control with Involuntary Termination column above.
(2)     Executives other than Mr. Schatzman did not have a severance entitlement as of December 31, 2025. A qualifying termination following a Change in Control would result in full vesting of RSUs held by NEOs other than Mr. Schatzman.
(3)    Performance awards remain outstanding and available to vest based on performance. As such, the immediate vesting amount for purposes of this table is $0.
(4)    Represents the sum of (i) 12 months’ then-current base salary (based on his base salary in effect as of December 31, 2025) and (ii) a pro-rata target annual bonus for the year of termination (assuming a termination date of December 31, 2025).
(5)    Mr. Wahl’s service with the Company terminated on October 20, 2025. The value shown is based on the actual benefits provided in his transition agreement. For a detailed description of his transition agreement, please see the section entitled “Compensation Discussion and Analysis — Other Compensation Matters — Transition Agreement with Brent Wahl” above.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serve, or have served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board.
Pay Versus Performance Disclosure
The following tables and related disclosures provide information about (i) the “total compensation” of our principal executive officer (“PEO”), and the average of the “total compensation” of our other named executive officers as presented in the Summary Compensation Table for the applicable year, (ii) the “Compensation Actually Paid” to our PEO and the average “Compensation Actually Paid” to our other named executive officers, as calculated pursuant to Item 402(v) of Regulation S-K, (iii) certain financial performance measures, and (iv) the relationship of the “compensation actually paid” of the PEO and, on average, our other named executive officers, to those financial performance measures.
This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K and does not necessarily reflect value actually realized by the executives or how our Compensation Committee evaluates compensation decisions in light of company or individual performance.
Most Important Measures Linking Compensation Actually Paid During 2025 to Company Performance
SEC rules require us to designate a “company-selected measure” that in our assessment represents the most important financial performance measure (that is not TSR or net income) used by use to link Compensation Actually Paid for the most recently completed fiscal year, to our performance. We did not use any financial performance measures to link Compensation Actually Paid to our Company performance in the most recently completed fiscal year; accordingly, this disclosure does not present a Company-selected measure in these tables. See the “Compensation Discussion and Analysis” section included elsewhere in this Proxy Statement and in our historical proxy statements for additional detail on executive compensation actions.

Year	Summary compensation table total for PEO ($)(1)	Compensation actually paid to PEO ($)(2) (3)	Average summary compensation table total for non-PEO named executive officers ($)(1)	Average compensation actually paid to non-PEO named executive officers ($)(1) (2) (3)	Value of Initial Fixed $100 investment based on Total Shareholder Return ($)(4)	Net income (loss) attributable to common stockholders ($ in thousands)
2025	12,843,261	5,984,267	2,456,952	228,871	252.15	(306,434)
2024	4,729,311	17,040,792	1,649,034	4,857,558	368.90	(61,751)
2023	11,587,552	13,730,641	3,871,347	4,129,042	228.23	(182,745)
2022	11,112,239	14,942,672	3,590,843	4,104,788	236.36	(84,353)
2021	9,202,686	8,768,254	3,301,344	3,197,972	136.36	(40,396)
(1)The PEO for each year shown in the table was Matthew K. Schatzman. The non-PEO named executive officers for each year shown in the table were: for 2025, Michael Mott, Vera de Gyarfas, Tarik Skeik and Brent Wahl; for 2024 Brent Wahl, Vera de Gyarfas and Tarik Skeik; for 2023 and 2022, Brent Wahl and Vera de Gyarfas, and for 2021, Brent Wahl and Ivan Van der Walt, former Chief Operating Officer.
(2)The amounts shown as Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually realized or received by the Company’s named executive officers. These amounts reflect total compensation as set forth in the Summary Compensation Table for each year, adjusted as described in footnote 3 below and averaged for the non-PEO named executive officers.

(3)Compensation Actually Paid reflects the exclusions and inclusions for the PEO and, on average, the non-PEO named executive officers set forth below. Amounts excluded, which are set forth in the “Minus Stock Awards from Summary Compensation Table” columns below, represent the Stock Awards reported in the “Stock Awards” column of the Summary Compensation Table for each applicable year. Amounts added back to determine Compensation Actually Paid are made up of the following components which are set forth in the table below, as applicable: (i) the fair value as of the end of the fiscal year of outstanding and unvested equity awards granted in that year; (ii) the change in fair value during the year of equity awards granted in prior years that remained outstanding and unvested at the end of the year; (iii) the fair value as of the vesting date of equity awards that were granted and vested in that year; and (iv) the change in fair value during the year through the vesting date of equity awards granted in prior years that vested during that year. The fair value at the end of the prior year of awards granted in any prior year that failed to meet applicable vesting conditions during the covered year are subtracted, although there were no such awards for the PEO or the non-PEO named executive officers in 2022, 2023 or 2024. The dollar value of any dividends or other earnings paid on stock awards in a covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year are added, although there were no such payments for the PEO or the non-PEO named executive officers in 2022, 2023 or 2024. Equity values are calculated in accordance with ASC Topic 718.

Year	Summary compensation table total for PEO ($)	Minus stock awards from summary compensation table ($)	Plus year-end equity value of unvested awards granted during year ($)	Plus change in value of unvested awards granted in prior years ($)	Plus value of awards granted and vested during year ($)	Plus change in value of prior year awards vested during year ($)	Compensation actually paid to PEO ($)
2025	12,843,261	(9,903,480)	3,714,970	(5,733,632)	1,365,640	3,697,508	5,984,267
2024	4,729,311	(3,006,812)	5,224,079	7,658,748	—	2,435,466	17,040,792
2023	11,587,552	(8,244,858)	6,183,657	-491,119	—	4,695,409	13,730,641
2022	11,112,239	(9,578,906)	5,722,220	5,771,336	679,106	1,236,677	14,942,672
2021	9,202,686	(7,851,228)	6,786,705	599,920	—	30,171	8,768,254

Year	Average summary compensation table total for non-PEO named executive officers ($)	Minus stock awards from summary compensation table ($)	Plus year-end equity value of unvested awards granted during year ($)	Plus change in value of unvested awards granted in prior years ($)	Plus value of awards granted and vested during year ($)	Plus change in value of prior year awards vested during year ($)	Average compensation actually paid to non-PEO named executive officers ($)
2025	2,456,952	(1,502,310)	564,425	(2,030,512)	297,403	442,913	228,871
2024	1,649,034	(835,225)	1,451,132	1,996,809	—	595,808	4,857,558
2023	3,871,347	(2,438,664)	1,717,680	-124,672	148430	954,921	4,129,042
2022	3,590,843	(2,745,426)	1,527,756	1,274,204	322,935	134,476	4,104,788
2021	3,301,344	(2,542,010)	2,265,038	75,240	—	98,360	3,197,972
(4)Total Shareholder Return illustrates the value, as of the last day of the indicated fiscal year, of an investment of $100 in Company common stock on December 31, 2021.
The fair value or change in fair value, as applicable, of stock awards was determined by reference to (x) for RSU awards, the closing price of our common stock on the applicable measurement date, (y) for PSU awards (excluding market-conditioned awards), the closing price of our common stock on the applicable measurement date, and (z) for market-conditioned PSU awards, a Monte Carlo simulation with reference to the risk free rate, dividend yield and volatility assumptions as of the applicable measurement date.

Description of the Information Presented in the Pay Versus Performance Table
As described in greater detail above in this proxy statement, the Company’s executive compensation program reflects a pay-for-performance philosophy. While the Company aligns executive compensation with Company performance by providing for compensation outcomes aligned with significant value creation events, not all of such events are measures presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align Company performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular fiscal year. Compensation actually paid is influenced by numerous factors, including but not limited to the timing of new grant issuances and outstanding grant vesting, share price volatility during the fiscal year, and many other factors. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions for the relationships between information represented in the Pay Versus Performance table.
Description of Relationship Between Named Executive Officer Compensation Actually Paid and Company Total Shareholder Return
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Paid to our Non-PEO named executive officers, and the Company’s TSR over the fiscal three-year period from 2023 through 2025.

Relationship Between NEO Compensation Actually Paid and Company TSR
18,000,000
16,000,000
14,000,000
12,000,000
10,000,000
8,000,000
6,000,000
4,000,000
2,000,000
0
Compensation Actually Paid ($)
400
350
300
250
200
150
100
50
0
Total Shareholder Return (TSR)
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
Compensation actually paid to PEO
Average compensation actually paid to non-PEO named executive officers
Value of Initial Fixed $100 investment at December 31, 2020

Description of Relationship Between Named Executive Officer Compensation Actually Paid and Company Total Shareholder Return
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Paid to our Non-PEO named executive officers, and the Company’s TSR over the fiscal five-year period from 2021 through 2025.

Relationship Between NEO Compensation Actually Paid and Company Net Income (Loss)
Compensation Actually Paid ($)
18,000,000
16,000,000
14,000,000
12,000,000
10,000,000
8,000,000
6,000,000
4,000,000
2,000,000
0
0
(50,000)
(100,000)
(150,000)
(200,000)
(250,000)
(300,000)
Net income (loss) attributable to common stockholders ($ in thousands)
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
Compensation actually paid to PEO
Average compensation actually paid to non-PEO named executive officers
Net income (loss) attributable to common stockholders (in thousands)

Pay Ratio Disclosure
Set forth below is the annual total compensation of our median employee, the annual total compensation of Mr. Schatzman and the ratio of those two values:
•The 2025 annual total compensation of the median employee was $242,610;
•The 2025 annual total compensation of our Chairman and Chief Executive Officer, Mr. Schatzman, as reported in the Summary Compensation Table included elsewhere in this Proxy Statement, was $12,844,656; and
•For 2025, the ratio of the annual total compensation of Mr. Schatzman to the median annual total compensation of all of our employees was reasonably estimated to be 53 to 1.
To identify our median employee in 2025, we used our employee population as of December 31, 2025, including full-time, part-time and temporary employees. Our total employee count at that time was 370. We selected December 31, 2025, 20 which is within the last three months of 2025, as the date upon which we would identify the “median employee” because it enabled us to make such identification in a reasonably efficient and economical manner. To identify the “median employee,” we used the annualized 2025 rate of base pay and target annual incentive as of December 31, 2025.cash incentive for our consistently applied compensation measure because we believe that this measure reasonably reflects the annual compensation of our employees.
As required by SEC rules, we calculated annual total compensation (including equity awards received in 2025 valued on the grant date) for both our median employee and Mr. Schatzman using the same methodology that we use to determine our NEOs’ annual total compensation for the Summary Compensation Table.
2017 Equity Plan
On December 15, 2017, the Company’s stockholders approved the 2017 Equity Plan and the 2017 Equity Plan became effective by its terms on such date. On June 15, 2020, the Company’s stockholders approved an amendment to the 2017 Equity Plan to increase the amount of awards thereunder that can be granted to the Company’s non-employee directors in any calendar year. On June 15, 2021, the Company's stockholders approved an amendment to the 2017 Equity Plan to increase the maximum number of shares available thereunder and remove certain individual limits on shares issuable under such plan during a calendar year. On June 22, 2022, June 1, 2023, June 3, 2024 and

June 4, 2025, the Company’s stockholders approved amendments to increase the maximum number of shares of Common Stock that may be delivered pursuant to awards granted under the 2017 Equity Plan.
The purpose of the 2017 Equity Plan is to further align the interests of eligible participants with those of the Company’s stockholders by providing long-term incentive compensation opportunities tied to the performance of the Company and its Common Stock. Persons eligible to receive awards under the 2017 Equity Plan include our employees, non-employee members of the Board, consultants, or other personal service providers of the Company or any of its subsidiaries. Currently, the 2017 Equity Plan authorizes the issuance of up to 34,262,461 shares of Common Stock, subject to certain adjustments under the 2017 Equity Plan. Awards covering 6,050,353 shares of Common Stock were granted under the 2017 Equity Plan during the fiscal year 2025.
Equity Compensation Plan Information
The following provides certain aggregate information with respect to the Company’s equity compensation plans in effect as of December 31, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity Compensation Plans Approved by Security Holders	11,913,456	$10.00	4,670,052	(1)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	11,913,456	$10.00	4,670,052
(1)Consists of shares of Common Stock issuable in respect of outstanding awards granted under the 2017 Equity Plan.

DIRECTOR COMPENSATION
The following table details the compensation received by each member of the Board, other than Mr. Schatzman (whose compensation has been reported within the Summary Compensation Table), during the fiscal year ended December 31, 2025. Our Director Compensation Policy (as defined below), pursuant to which the below compensation was paid, provides for compensation to members of the Board who are not employees of the Company and who were not appointed to the Board pursuant to any agreement or arrangement with the Company (collectively, the “At-large Directors” and each, an “At-large Director”).

Name	Fees Earned or paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)
Pamela Beall (3)	42,740	53,240	95,980
Brian Belke	115,000	124,995	239,995
Sir Frank Chapman	130,000	124,995	254,995
Avinash Kripalani	—	—	—
Arnaud Lenail-Chouteau	—	—	—
Giovanni Oddo	—	—	—
In Kyu Park	—	—	—
Diana Sands (3)	42,740	53,240	95,980
Edward Andrew Scoggins, Jr.	100,000	124,995	224,995
William Vrattos	115,000	124,995	239,995
L. Spencer Wells	120,000	124,995	244,995
Timothy Wyatt	—	—	—
(1)The amounts noted consist of annual cash retainer fees. The amounts include the cash retainers, or portion thereof, that certain of our non-employee directors elected to receive in the form of shares of restricted stock, and the grant date fair value of the shares of restricted stock granted in satisfaction of such elections on January 31, 2025 (or in the case of Ms. Beall and Ms. Sands, August 5, 2025) that was greater than the amount of the cash retainers to be paid in the form of shares of restricted stock, if any, is reflected in the “Stock Awards” column. The number of shares of restricted stock granted to each applicable non-employee director in lieu of cash retainers for 2025, and the corresponding aggregate grant date fair value of such shares of restricted stock, is as follows: Pamela Beall, 1,932 shares of restricted stock, $21,370; Brian Belke, 11,793 shares of restricted stock, $100,005; Diana Sands, 1,932 shares of restricted stock, $21,370; Edward Andrew Scoggins, Jr., 11,793 shares of restricted stock, $100,005; and William Vrattos, 11,793 shares of restricted stock, $100,005.
(2)Amounts noted reflect the grant date fair value of restricted stock awards granted during 2025, based on the closing price of Common Stock on the date of grant. Amounts listed include the Annual Board Grant (defined below), which, in the case of Ms. Beall and Ms. Sands, was prorated for the portion of 2025 following their appointment to the Board, and, for each non-employee director who elected to receive their cash compensation in the form of shares of restricted stock, the grant date fair value of the shares of restricted stock granted in satisfaction of such elections that was greater than the amount of the cash retainers, if any. The restricted shares vested in a single installment on January 31, 2026.
(3)Ms. Beall was appointed to the Board effective July 29, 2025.
(4)Ms. Sands was appointed to the Board effective July 29, 2025.

The table below shows the aggregate number of unvested shares of restricted stock held as of December 31, 2025 by each non-employee director.

Name	Shares of Restricted Stock Outstanding as of December 31, 2025
Pamela Beall (3)	6,762
Brian Belke	26,533
Sir Frank Chapman	14,740
Avinash Kripalani	—
Arnaud Lenail-Chouteau	—
Giovanni Oddo	—
In Kyu Park	—
Diana Sands (3)	6,762
Edward Andrew Scoggins, Jr.	26,533
William Vrattos	26,533
L. Spencer Wells	14,740
Timothy Wyatt	—
Director Compensation Policy
The Company maintains a director compensation policy (the “Director Compensation Policy”) designed to provide a total compensation package that enables the Company to attract and retain, on a long-term basis, highly qualified At-large Directors.
During 2025, the Director Compensation Policy consisted of the following elements:
•an annual cash retainer of $100,000, which At-large Directors may elect to receive in the form of shares of restricted stock in lieu of cash;
•an additional annual cash retainer of $15,000 for each committee of the Board for which such director serves as the chairperson, other than the Audit Committee, whose chairperson receives an annual cash retainer of $20,000; and
•an annual award of a number of shares of restricted Common Stock equal to $125,000 divided by the closing price of the Common Stock on Nasdaq on the date of such grant (the “Annual Board Grant”) or, if such grant date was not a trading day, then the last trading day occurring prior to such grant date.
The awards of shares of restricted Common Stock to be issued will be prorated based on the actual days of service on the Board, will vest on the anniversary of the award date, and the terms and conditions of such awards, including vesting terms and transferability, will be as set forth in the Company’s standard award agreement, in the form adopted from time to time by the Board or the Compensation Committee. The shares of Common Stock issued under the Director Compensation Policy are issued under and subject to the 2017 Equity Plan or any successor plan. There are no per meeting attendance fees for At-large Directors for attending Board meetings. Directors of the Company and Board observers are entitled to receive reimbursement of all reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board. Such reimbursement is in addition to the compensation provided for the Director Compensation Policy.
Effective January 1, 2026, the Company amended the Director Compensation Policy to (i) increase the annual cash retainer to $115,000, (ii) increase the additional cash retainer for chairing the Compensation Committee to $17,500, and (iii) increase the grant date value of the annual equity award to $160,000.
The Company maintains a stock ownership policy for At-large Directors, pursuant to which At-large Directors are expected to own a number of shares of Common Stock equal to five times the annual cash retainer divided by the closing price of the Common Stock on Nasdaq on the date of calculation. The number of shares of Common Stock to be held by At-large Directors will be calculated on the first trading day of each calendar year based on such shares’ fair market value. Each At-large Director is expected to satisfy the stock ownership requirement within five years of the date such individual became subject to the policy or the date of any increase in the Annual Board Cash Retainer. All At-large Directors whose phase-in periods were complete were in compliance with the stock ownership requirement as of December 31, 2025.

PROPOSAL NO. 2 – APPROVAL OF AN AMENDMENT TO THE 2017 EQUITY PLAN
The Board is asking you to approve an amendment to the 2017 Equity Plan (the “Equity Plan Amendment”) to increase the maximum number of shares of Common Stock that may be delivered pursuant to awards granted under the 2017 Equity Plan from 34,262,461 to 39,262,461 (all of which may be granted as incentive stock options). On December 15, 2017, the Company’s stockholders approved the 2017 Equity Plan, and the 2017 Equity Plan became effective by its terms on such date. On June 15, 2020, the Company’s stockholders approved an amendment to the 2017 Equity Plan to increase the amount of awards thereunder that can be granted to the Company’s non-employee directors in any calendar year. On June 15, 2021, the Company’s stockholders approved an amendment to the 2017 Equity Plan to increase the maximum number of shares of Common Stock that may be delivered pursuant to awards granted under the 2017 Equity Plan and to remove a provision limiting the number of shares of Common Stock subject to certain types of awards issued to any one participant during a calendar year. On June 22, 2022, June 1, 2023, June 3, 2024 and June 4, 2025, the Company’s stockholders approved amendments to increase the maximum number of shares of Common Stock that may be delivered pursuant to awards granted under the 2017 Equity Plan.
On April 13, 2026, the Board approved the Equity Plan Amendment, subject to approval by the Company’s stockholders. A copy of the Equity Plan Amendment has been included as Appendix A to this Proxy Statement, which was also filed electronically with the SEC and can be reviewed on the SEC’s website at www.sec.gov.
As of April 15, 2026, 4,453,613 shares remain available for future issuance under the 2017 Equity Plan. The Company believes long-term equity compensation furthers its compensation objectives of aligning the interests of its officers, directors and employees with those of its stockholders, encouraging long-term performance and rewarding award recipients for creating stockholder value. Accordingly, the Board has approved and is asking you to approve the Equity Plan Amendment to increase the maximum number of shares of Common Stock that may be delivered pursuant to awards granted under the 2017 Equity Plan from 34,262,461 to 39,262,461 (all of which may be granted as incentive stock options). If stockholders do not approve the Equity Plan Amendment, our ability to recruit, retain and incentivize the highly skilled talent (including continuing employees and non-employee members of our Board) critical to successfully compete and grow our business could be seriously and negatively impacted. In addition, we would have to consider other compensation alternatives, which may not as effectively align the interests of our employees with those of our stockholders, and would be a distraction from our management team’s focus on execution of our business strategy. For example, we would have to consider increasing cash compensation, which could adversely affect our business, results of operations, financial condition and cash flows.
Key Plan Attributes
The 2017 Equity Plan contains, and after the Equity Plan Amendment will continue to contain, several features designed to protect shareholder interests and to reflect our compensation principles and practices, including:
•Sets a fixed number of shares authorized for issuance, requiring stockholder approval for any increases;
•No “evergreen” share provisions;
•No granting of discounted options or stock appreciation rights (“SARs”) (except for substitute awards granted in connection with acquisitions);
•No repricing of a stock option or stock appreciation right without prior stockholder approval;
•No liberal share counting or “recycling” of shares that have been used to cover taxes or the purchase price of shares related to an award;
•No excise tax-gross ups on change in control;
•Broad discretion to determine the treatment of awards on a change in control; and
•Permits clawback of benefits upon certain events, including restatements and bad acts during and after service.

Material Terms of the 2017 Equity Plan (including after the Equity Plan Amendment)
The material terms of the 2017 Equity Plan, including the proposed amendments described above, are summarized below. This summary of the 2017 Equity Plan is not intended to be a complete description of the 2017 Equity Plan and is qualified in its entirety by the actual text of the 2017 Equity Plan (previously filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025).
Eligible Persons
Persons eligible to receive awards under the 2017 Equity Plan include our employees, non-employee members of the Board, consultants, or other personal service providers of the Company or any of its subsidiaries. The Administrator (as defined below) determines from time to time the participants to whom awards will be granted. As of December 31, 2025, approximately 360 employees, seven At-large Directors, and seven consultants and other personal service providers of the Company and its subsidiaries were eligible to participate in the 2017 Equity Plan on the basis that, if granted awards under the 2017 Equity Plan, their interests would be further aligned with those of the Company’s stockholders.
Administration
The Board or one or more committees appointed by the Board administer the 2017 Equity Plan. For this purpose, the Board has delegated general administrative authority for the 2017 Equity Plan to the Compensation Committee. The Compensation Committee may delegate certain limited award grant authority to one or more officers of the Company, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision). The appropriate acting body, be it the Board, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this summary as the “Administrator.” The Administrator determines the number of shares of Common Stock that are subject to awards and the terms and conditions of such awards, including the price (if any) to be paid for the shares of Common Stock or the award. Along with other authority granted to the Administrator under the 2017 Equity Plan, the Administrator may (i) determine the recipients of awards, (ii) prescribe the restrictions, terms and conditions of all awards, (iii) interpret the 2017 Equity Plan and terms of the awards, (iv) adopt rules for the administration, interpretation and application of the 2017 Equity Plan as are consistent therewith, and interpret, amend or revoke any such rules, (v) make all determinations with respect to a participant’s service and the termination of such service for purposes of any award, (vi) correct any defect(s) or omission(s) or reconcile any ambiguity(ies) or inconsistency(ies) in the 2017 Equity Plan or any award thereunder, (vii) make all determinations it deems advisable for the administration of the 2017 Equity Plan, (viii) decide all disputes arising in connection with the 2017 Equity Plan and to otherwise supervise the administration of the 2017 Equity Plan, (ix) subject to the terms of the 2017 Equity Plan, amend the terms of an award in any manner that is not inconsistent with the 2017 Equity Plan, (x) accelerate the vesting or, to the extent applicable, exercisability of any award at any time (including, but not limited to, upon a change of control or upon termination of service under certain circumstances, as set forth in the award agreement or otherwise), and (xi) adopt such procedures, modifications or subplans as are necessary or appropriate to permit participation in the 2017 Equity Plan by eligible persons who are foreign nationals or employed outside of the United States.
Incentive Awards
The 2017 Equity Plan authorizes stock options, stock appreciation rights, restricted stock, restricted stock units, cash performance awards as well as other awards (described in the 2017 Equity Plan) that are responsive to changing developments in management compensation. The 2017 Equity Plan retains the flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. An option or SAR will expire no later than ten years from the date of grant. Awards will vest in accordance with the schedule set forth in the applicable award agreement.
Stock Option. A stock option is the right to purchase shares of Common Stock at a future date at a specified price per share at least equal to the fair market value of a share of Common Stock on the date of grant (except for substitute awards granted in connection with acquisitions). An option may either be an Incentive Stock Option (“ISO”) or a nonstatutory stock option (“NSO”). ISO benefits are taxed differently from NSOs, as described under “Material U.S. Federal Income Tax Consequences,” below. ISOs also are subject to more restrictive terms and are limited in amount by the Code, and the 2017 Equity Plan. Full payment for shares of Common Stock purchased on the exercise of any option must be made at the time of such exercise in a manner approved by the Administrator. Payment of the exercise price may be made: (i) in cash or by cash equivalent acceptable to the Administrator, or, (ii) to the extent permitted by the Administrator in its sole discretion in an award agreement or otherwise (A) in shares of Common

Stock valued at the fair market value of such shares on the date of exercise, (B) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (C) by reducing the number of shares of Common Stock otherwise deliverable upon the exercise of the stock option by the number of shares of Common Stock having a fair market value on the date of exercise equal to the exercise price, (D) by a combination of the methods described above or (E) by such other method as may be approved by the Administrator and set forth in the award agreement. The Administrator will, in its discretion, prescribe in an award agreement the time or times at which or the conditions upon which, a stock option or portion thereof will become vested and/or exercisable. The requirements for vesting and exercisability of a stock option may be based on the continued service of the participant with the Company or a subsidiary for a specified time period (or periods) and/or on such other terms and conditions as approved by the Administrator in its discretion. If the vesting requirements of a stock option are not satisfied, then the unvested portion of the award will be forfeited. Subject to the anti-dilution adjustment provisions contained in the 2017 Equity Plan, without the prior approval of the Company’s stockholders, neither the Administrator nor the Board may cancel a stock option when the exercise price per share exceeds the fair market value of one share of Common Stock in exchange for cash or another award (other than in connection with a change of control (as defined in the 2017 Equity Plan) or cause the cancellation, substitution or amendment of a stock option that would have the effect of reducing the exercise price of such a stock option previously granted under the 2017 Equity Plan or otherwise approve any modification to such a stock option, that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the Nasdaq or other principal exchange on which the Common Stock is then listed. Dividend equivalent rights may be granted with respect to the shares of Common Stock subject to a stock option to the extent permitted by the Administrator and set forth in the award agreement.
SARs. A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise of the SAR over the base price of the SAR. The base price will be established by the Administrator at the time of grant of the SAR but will not be less than the fair market value of a share of Common Stock on the date of grant (except for substitute awards granted in connection with acquisitions). SARs may be granted in connection with other awards or independently. The Administrator will in its discretion provide in an award agreement the time or times at which or the conditions upon which a SAR or portion thereof will become vested and/or exercisable. The requirements for vesting and exercisability of a SAR may be based on the continued service of a participant with the Company or a subsidiary for a specified time period (or periods) and/or on such other terms and conditions as approved by the Administrator in its discretion. If the vesting requirements of a SAR are not satisfied, then the unvested portion of the award will be forfeited. Subject to the anti-dilution adjustment provisions contained in the 2017 Equity Plan, without the prior approval of the Company’s stockholders, neither the Administrator nor the Board will cancel a SAR when the base price per share exceeds the fair market value of one share of Common Stock in exchange for cash or another award (other than in connection with a change of control) or cause the cancellation, substitution or amendment of a SAR that would have the effect of reducing the base price of such a SAR previously granted under the 2017 Equity Plan or otherwise approve any modification to such SAR that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the Nasdaq or other principal exchange on which the Common Stock is then listed. Dividend equivalent rights may be granted with respect to the shares of Common Stock subject to a SAR to the extent permitted by the Administrator and set forth in the award agreement.
Restricted Stock. A restricted stock award is typically for a fixed number of shares of Common Stock subject to restrictions. The Administrator specifies the price, if any, the participant must pay for such shares and the restrictions (which may include, for example, continued service and/or performance standards) imposed on such shares. The number of shares awarded in connection with a restricted stock award shall be determined by the Administrator. The requirements for vesting of a restricted stock award may be based on the continued service of the participant with the Company or a subsidiary for a specified time period (or periods) and/or on such other terms and conditions as approved by the Administrator in its discretion. If the vesting requirements of a restricted stock award are not satisfied, then the unvested portion of the award will generally be forfeited and the shares of Common Stock subject to the award will be returned to the Company. Subject to the provisions on restricted stock awards set forth in the 2017 Equity Plan and the applicable award agreement, the participant will have all rights of a stockholder with respect to the shares granted to the participant under a restricted stock award unless the Administrator determines otherwise. The Administrator has discretion to determine the timing of payment of dividends and distributions to the participant.
Restricted Stock Units. A restricted stock unit is a contractual right representing notional unit interests equal in value to a share of Common Stock to be paid or distributed at such times, and subject to such conditions, as determined by the Administrator. The value of each restricted stock unit is equal to the fair market value of a share of Common Stock on the applicable date or time period of determination, as specified by the Administrator. Restricted stock units will be subject to such restrictions and conditions as the Administrator will determine. The requirements for vesting of a restricted stock unit may be based on the continued service of the participant with the Company or a subsidiary for a specified time period (or periods) and/or on such other terms and conditions as approved by the Administrator in its discretion. If the vesting requirements of a restricted stock unit award are not satisfied, then the unvested portion of the award will be forfeited. Restricted stock units will become payable to a participant at the time or times determined by the Administrator and set forth in the award agreement, which may be upon or following the vesting of the award. Payment of a restricted stock unit may be made, as approved by the Administrator and set forth in the award agreement, in cash or in shares of Common Stock or in a combination thereof. Restricted stock units may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the restricted stock unit. Generally, any payments made pursuant to dividend equivalent rights will be paid at such times as determined by the Administrator in its discretion.
Cash Performance Awards. A cash performance award means an award that is denominated by a cash amount to a participant and payable based on or conditioned upon the attainment of pre-established business and/or individual performance goals over a specified performance period. A cash performance award may be granted to any participant selected by the Administrator. The requirements for payment may be also based upon the continued service of the participant with the Company or a subsidiary during the respective performance period and on such other conditions as determined by the Administrator and set forth in the award agreement.
Stock Awards. The Administrator may grant other stock awards, which may be granted for past services, in lieu of bonus or other cash compensation, as directors’ compensation or for any other valid purpose as determined by the Administrator. Subject to the 2017 Equity Plan and the applicable award agreement, upon the issuance of shares of Common Stock under a stock award, the participant will have all rights of a stockholder with respect to the shares of Common Stock.
Authorized Shares; Lapsed Awards; Substitute Awards
A total of 34,262,461 shares of Common Stock have been authorized by the stockholders for issuance under the 2017 Equity Plan. A description of the remaining shares of Common Stock available for award under the 2017 Equity Plan is contained in the section above titled “Executive Compensation—Equity Compensation Plan Information.” If the Equity Plan Amendment is approved by the stockholders, an additional 5,000,000 shares of Common Stock will be authorized for issuance under the 2017 Equity Plan, all of which may be granted as ISOs. If any outstanding award under the 2017 Equity Plan is canceled, expired, forfeited, surrendered, terminated or settled by delivery of fewer shares of Common Stock than the number underlying an applicable award, the shares of Common Stock subject to the cancelled, expired, forfeited, surrendered, terminated, or settled without payment portion of the award will be added to the maximum number of shares of Common Stock authorized under the 2017 Equity Plan. Notwithstanding the foregoing, shares of Common Stock that are (i) withheld from an award in payment of the exercise, base or purchase price or taxes relating to such an award, or (ii) not issued or delivered as a result of the net settlement of an outstanding stock option or SAR under the 2017 Equity Plan, as applicable, will not be available for future awards under the 2017 Equity Plan. The last reported trading price per share of the Common Stock on the Nasdaq Capital Market on April 21, 2026 was $7.51. The 2017 Equity Plan provides that no non-employee director may be granted, during any calendar year, awards having a fair value (determined on the date of grant) that exceeds $300,000 when added to all cash compensation paid to the non-employee director during the same calendar year. Nothing contained in the 2017 Equity Plan will be construed to limit the right of the Administrator to grant awards under the 2017 Equity Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Administrator may grant awards under the 2017 Equity Plan to an employee or director of another corporation who becomes eligible to participate in the 2017 Equity Plan by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person (“substitute awards”). The terms and conditions of the substitute awards may vary from the terms and conditions that would otherwise be required by the 2017 Equity Plan solely to the extent the Administrator deems necessary for such purpose. Any such substitute awards will not reduce the share reserve; provided, however, that such treatment is permitted by applicable law and the listing requirements of the Nasdaq or other exchange or securities market on which the Common Stock is listed.
Adjustments or Changes in Capitalization
In the event of any change in the outstanding shares of Common Stock by reason of a recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution, merger, reorganization, consolidation, combination, spin-off or other similar corporate change or any other change that affects our Common Stock, the aggregate number of shares of Common Stock available under the 2017 Equity Plan or subject to outstanding awards (including the exercise price of any awards) will be adjusted as the Administrator deems appropriate or equitable.

Termination of or Changes to the 2017 Equity Plan
The Board may amend, modify, suspend or terminate the 2017 Equity Plan at any time and in any manner. Unless required by applicable law or a listing agency rule, stockholder approval for any amendment, modification, suspension or termination of the 2017 Equity Plan by the Board is generally not required. Unless previously terminated by the Board, the 2017 Equity Plan will terminate on December 15, 2027. Generally speaking, the Compensation Committee may amend outstanding awards in a manner consistent with the 2017 Equity Plan, subject, however, to the consent of the holder if the amendment materially and adversely affects such holder.
Acceleration of Awards; Possible Early Termination of Awards
Upon a change of control of the Company, unless otherwise provided in an award agreement, the Administrator is authorized, but not obligated, to make adjustments in the terms and conditions of the outstanding awards, including, among others, (i) continuing or assuming such outstanding awards, (ii) substituting such outstanding awards for awards with substantially the same terms, (iii) accelerating the exercisability, vesting and/or payment under such outstanding awards, (iv) upon written notice, provide that any outstanding stock option and stock appreciation right is exercisable during a reasonable period of time immediately prior to the scheduled consummation of the event or such other reasonable period as determined by the Administrator followed by the termination of any unexercised portion of such stock option or stock appreciation right within the relevant period, or (v) cancelling all or any portion of such outstanding awards for fair value (in the form of cash, shares of Common Stock, other property or any combination thereof) as determined in the sole discretion of the Administrator. For this purpose, a “change of control” is defined to include (i) the acquisition by certain persons that results in such persons becoming the beneficial ownership of more than 50% of the voting power of the then outstanding voting securities of the Company, (ii) certain changes in the majority of the Board, (iii) the sale of all or substantially all of the Company’s assets, and (iv) the consummation of certain reorganizations, mergers or consolidations.
Transfer Restrictions
Subject to certain exceptions, awards under the 2017 Equity Plan are not assignable or transferable by the recipient and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge.
Forfeiture Events
The Administrator may specify in an award agreement at the time of the award that the participant’s rights, payments and benefits with respect to an award are subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award. Such events may include, without limitation, termination of service for cause (as defined in and determined in accordance with the 2017 Equity Plan), violation of material Company policies, breach of noncompetition, non-solicitation, confidentiality or other restrictive covenants that may apply to the participant or other conduct by the participant that is detrimental to the business or reputation of the Company. Under certain circumstances specified in the 2017 Equity Plan, any gain realized by the participant from the exercise, vesting, payment or other realization of income by the participant in connection with an award must be paid back by the participant to the Company. In addition, under certain circumstances, if a participant receives compensation pursuant to an award under the 2017 Equity Plan (whether a stock option, cash performance award or otherwise) based on financial statements that are subsequently required to be restated in a way that would decrease the value of such compensation, the participant will, to the extent not otherwise prohibited by law, upon the written request of the Company, forfeit and repay to the Company the difference between what the participant received and what the participant should have received based on the accounting restatement.
New Plan Benefits
The specific individuals who will be granted awards under the 2017 Equity Plan and the type and amount of such awards will be determined by the Administrator. The number, value and type of awards to be granted to such individuals under the 2017 Equity Plan in the future is undeterminable. If the Equity Plan Amendment is approved by our stockholders, we expect to grant annual stock awards to At-large Directors under the Director Compensation Policy, as described above.

Plan Benefits
For each of the individuals and groups indicated, the total number of shares of our Common Stock subject to all stock awards, including stock options, that have been granted (even if not currently outstanding) under the 2017 Equity Plan since inception through the record date, April 15, 2026, is as follows:

Matthew Schatzman, Chairman of the Board and Chief Executive Officer	8,590,002
Michael Mott, Senior Vice President, Enterprise Transformation and Interim Chief Financial Officer	658,595
Vera de Gyarfas, General Counsel and Corporate Secretary	1,559,359
Tarik Skeik, Chief Operating Officer	499,669
All current executive officers as a group	12,259,479
All current directors who are not executive officers as a group	1,238,214
Each nominee for election as a director
Pamela Beall	37,007
Matthew Bonanno	0
General Charles Brown	0
In Kyu Park	0
Diana Sands	47,404
David Stover	0
All current and former employees, including all current officers who are not executive officers, as a group	21,904,987
Material U.S. Federal Income Tax Consequences
The following summary briefly describes current U.S. federal income tax consequences of rights under the 2017 Equity Plan. The summary is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, however, and does not address any local, state or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the 2017 Equity Plan are encouraged to consult their own professional tax advisors concerning tax aspects of rights under the 2017 Equity Plan and should be aware that tax laws may change at any time.
Stock Options. A participant to whom an incentive stock option, within the meaning of Section 422 of the Code, is granted generally will not recognize income at the time of grant or exercise of such option (although special alternative minimum tax rules may apply to the participant upon option exercise). No federal income tax deduction will be allowable to the Company upon the grant or exercise of such incentive stock option.
When the participant sells shares of Common Stock acquired through the exercise of an incentive stock option more than one year after the date of transfer of such shares and more than two years after the date of grant of such incentive stock option, the participant will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale prices of such shares and the option price, for which the Company is not entitled to a federal income tax deduction. If the participant does not hold such shares for this period, the sale will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). Subject to applicable limits of the Code and regulations thereunder, the Company will generally be entitled to a federal income tax deduction in the amount of such ordinary income. The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.
A participant to whom a nonqualified stock option is granted will not recognize income at the time of grant of such option. When such participant exercises a nonqualified stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value as of the date of a nonqualified stock option exercise of the shares of Common Stock that the participant receives, over the option exercise price. The tax basis of such shares will be equal to the exercise price paid plus the amount includable in the participant’s gross income, and the participant’s holding period for such shares will commence on the day after which the participant recognized taxable income in respect of such shares. Subject to applicable limits of the Code and regulations thereunder, the Company will generally be entitled to a federal income tax deduction in respect of the exercise of nonqualified options in an amount equal to the ordinary income recognized by the participant. Any gain or loss recognized upon a subsequent sale or exchange of the Common Stock is treated as capital gain or loss for which the Company is not entitled to a deduction.
Stock Appreciation Rights. When a stock appreciation right is granted, there are no income tax consequences for the participant or the Company. When a stock appreciation right is exercised, the participant recognizes compensation equal to the cash and/or the fair market value of the shares received upon exercise. Subject to applicable limits of the Code and regulations thereunder, the Company is entitled to a deduction equal to the compensation recognized by the participant.
Restricted Stock. Unless an election is made by the participant under Section 83(b) of the Code, the grant of an award of restricted stock will have no immediate tax consequences to the participant, and the Company will not be allowed a tax deduction at the time the restricted stock are granted. Generally, upon the lapse of restrictions (as determined by the applicable restricted stock agreement between the participant and the Company), a participant will recognize ordinary income in an amount equal to the fair market value of the shares of Common Stock for which the restrictions lapse, less any amount paid, and the Company will be allowed a corresponding tax deduction at that time, subject to applicable limits of the Code and regulations thereunder. The participant’s tax basis will be equal to the sum of the amount of ordinary income recognized upon the lapse of restrictions and any amount paid for such restricted stock. The participant’s holding period for tax purposes will commence on the date on which the restrictions lapse.
A participant may make an election under Section 83(b) of the Code within 30 days after the date of grant of an award of restricted stock to recognize ordinary income on the date of award based on the fair market value of shares of Common Stock on such date, less any amount the participant paid for such Common Stock, and the Company will be allowed a corresponding tax deduction at that time, subject to applicable limits of the Code and regulations thereunder. A participant making such an election will have a tax basis in the restricted stock equal to the sum of the amount the participant recognizes as ordinary income and any amount paid for such restricted stock, and the participant’s holding period for such restricted stock for tax purposes will commence on the grant date. Any future appreciation in the Common Stock will be taxable to the participant at capital gains rates. However, if the restricted stock award is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the participant’s Section 83(b) election.
With respect to restricted stock upon which restrictions have lapsed, when the participant sells such shares, the participant will recognize capital gain or loss consistent with the treatment of the sale of shares received upon the exercise of non-qualified options.
Restricted Stock Units. A participant to whom a restricted stock unit is granted generally will not recognize income at the time of grant. Upon delivery of shares of Common Stock or cash in respect of an restricted stock unit, a participant will recognize ordinary income in an amount equal to the amount of cash or the fair market value of the shares of common stock for which the restrictions lapse, less any amount paid (although the participant may become subject to employment taxes when the right to receive shares becomes “vested” due to retirement eligibility or otherwise), and the Company will be allowed a corresponding tax deduction at that time, subject to applicable limits of the Code and regulations thereunder. Any gain or loss recognized upon a subsequent sale or exchange of the stock (if settled in stock) is treated as capital gain or loss for which the Company is not entitled to a deduction.
Stock Awards and Cash Performance Awards. With respect to cash performance awards and stock awards paid in cash or shares of Common Stock, participants will generally recognize ordinary income equal to the fair market value of the shares of Common Stock or the amount of cash paid on the date on which delivery of shares or payment in cash is made to the participant and the Company will generally be allowed a corresponding tax deduction at that time, subject to applicable limits of the Code and regulations thereunder.
Tax Obligations. Each participant under the 2017 Equity Plan will be responsible for payment of any taxes or similar charges required by law to be paid or withheld with respect to any award. Any required withholdings must be paid by participants on or prior to the payment or other event that results in taxable income with respect to an award. The award agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award, which may include permitting participants to elect to satisfy the withholding obligation by tendering shares of common stock of the Company to the Company or having the Company withhold a number of shares of common stock having a value equal to the minimum statutory tax or similar charge required to be paid or withheld.
Section 409A of the Code. If an award is treated as “nonqualified deferred compensation” and the award does not comply with or is not exempt from Section 409A of the Code, Section 409A of the Code may impose additional taxes, interest and penalties on recipients of awards under the 2017 Equity Plan. All grants made under the 2017 Equity Plan are designed and intended to either be exempt from or comply with Section 409A of the Code to avoid such additional taxes, interest and penalties. However, in the event that the Administrator determines that the awards are subject to Section 409A of the Code, the Administrator shall have the authority to take such actions and to make such changes to the 2017 Equity Plan or an award agreement as the Administrator deems necessary to comply with such requirements; provided, that no such action shall materially and adversely affect any outstanding award without the consent of the affected participant. Neither the Administrator nor the Company is obligated to ensure that awards comply with Section 409A of the Code or to take any actions to ensure such compliance.
Company Deduction and Section 162(m). The Company generally will be entitled to a tax deduction in connection with the vesting, settlement or exercise of an award under the 2017 Equity Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income. However, Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our executive officers. While the Administrator considers the deductibility of compensation as one factor in determining executive compensation, the Administrator retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our shareholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key employees.
Vote Required for Approval
The affirmative vote of a majority of the Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon is required to approve the Equity Plan Amendment.
The Board unanimously recommends that the stockholders vote “FOR” the amendment to increase the number of shares authorized for issuance under the 2017 Equity Plan.

PROPOSAL NO. 3 – ADVISORY VOTE ON COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
This Proposal 3 enables our stockholders to cast a non-binding, advisory vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement.
Our executive compensation program, as described in detail under the heading “Executive Compensation Tables”, is designed to attract, motivate and retain our executive officers, who are critical to our success. Please read the “Executive Compensation Tables” section beginning on page 30 for additional details about our executive compensation programs, including information about the fiscal 2025 compensation of our named executive officers.
We are asking our stockholders to indicate their support for our executive compensation programs as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, objectives and practices described in this Proxy Statement. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the Annual Meeting of Stockholders, is hereby APPROVED.”
Although the vote on this Proposal 3 regarding the compensation of our named executive officers is not binding on the Board, we value the opinions of our stockholders and will consider the result of the vote when determining future executive compensation arrangements. We hold a non-binding, advisory vote to approve the compensation of our named executive officers every year.
Vote Required for Approval
The affirmative vote of a majority of the Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on Proposal 3 is required to approve the foregoing resolution.
The Board unanimously recommends that the stockholders vote “FOR” the approval, on a non-binding, advisory basis, of the compensation paid to the Company’s named executive officers.

PROPOSAL NO. 4 – SELECTION AND RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS AND AUDITORS
The Audit Committee and the Board seek stockholder ratification of the appointment of KPMG LLP (“KPMG”) to act as the independent registered public accountants and auditors of our consolidated financial statements for the 2026 fiscal year. If the stockholders do not ratify the appointment of KPMG, the Audit Committee will reconsider this appointment.
Representatives of KPMG are expected to be present at the Annual Meeting to respond to appropriate questions, and those representatives will also have an opportunity to make a statement if they desire to do so.
Vote Required for Approval
The affirmative vote of a majority of the Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on Proposal 4 is required to ratify the selection of the independent auditors.
The Board unanimously recommends that the stockholders vote “FOR” the ratification of the appointment of KPMG as the Company’s independent registered public accountants and auditors for fiscal year 2026.
Independent Auditors and Fees
KPMG was the Company's independent registered public accounting firm for the years ended December 31, 2025 and 2024.
The following table presents fees for professional audit services rendered by KPMG for the audits of the Company’s annual financial statements for the years ended December 31, 2025 and 2024:

	Year Ended December 31,
	2025	2024
Audit Fees(1)	$2,084,750	$1,659,815
Other Fees	—	—
Total	$2,084,750	$1,659,815
(1)Audit fees: Consist of fees billed for professional services rendered for audits of the Company’s consolidated financial statements, review of the interim condensed consolidated financial statements included in quarterly reports, and services that are normally provided in connection with statutory and regulatory filings or engagements and attest services.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
The Audit Committee is responsible for the appointment, retention, termination, compensation and oversight of the independent auditors. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. Requests for approval are generally submitted at a meeting of the Audit Committee. The Audit Committee may delegate pre-approval authority to a committee member, provided that any decisions made by such member shall be presented to the full committee at its next scheduled meeting. The Audit Committee pre-approved all audit services provided by KPMG during 2024 and 2025 pursuant to this policy.

PRINCIPAL STOCKHOLDERS
The following table sets forth certain information regarding the beneficial ownership of our voting securities as of April 15, 2026:
•each person who is known to us to be the beneficial owner of more than 5% of any class of our voting securities;
•each of our directors and director nominees; and
•each of our named executive officers and all of executive officers and directors as a group.
Such table is based on information supplied by officers, directors, principal stockholders and the Company’s transfer agent, and information contained in Schedules 13D and 13G filed with the SEC.
Unless otherwise indicated, each person named below has an address in care of our principal executive offices and has sole power to vote and dispose of the shares of voting securities beneficially owned by them, subject to community property laws where applicable. Amounts in the table below do not include restricted stock units that do not include the right to vote shares of common stock that may be delivered at settlement thereof.

	Shares of Common Stock beneficially owned (**)	Percentage of Common Stock beneficially owned (%)
Named Executive Officers and Directors:
Matthew K. Schatzman	3,420,056	1.3%
Michael Mott	318,757	*%
Vera de Gyarfas	510,627	*%
Tarik Skeik	85,363	*%
Pamela Beall	108,507	*%
Brian Belke	440,919	*%
Matthew Bonanno	84,900	*%
General Charles Brown, Jr.	—	—%
Sir Frank Chapman	285,427	*%
Avinash Kripalani	—	—%
Arnaud Lenail-Chouteau	—	—%
Giovanni Oddo	—	—%
In Kyu Park	—	—%
Diana Sands	47,404	*%
Edward Andrew Scoggins, Jr.	185,070	*%
David Stover	—	—%
William Vrattos	1,266,725	*%
L. Spencer Wells	276,410	*%
All directors, director nominees and executive officers as a group (18 persons)	7,075,410	2.6%
5% Stockholders:
Hanwha Group Entities	66,567,433 (1)	25.1%
Global LNG North America Corp.	44,900,323 (2)	16.9%
General Atlantic Entities	16,881,565 (3)	6.0%
Ninteenth Investment Company	14,206,376 (4)	5.4%
*Indicates beneficial ownership of less than 1% of the total outstanding Common Stock.

**“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act and includes more than typical forms of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment or voting power. For purposes of this table, shares of Common Stock not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days of April 15, 2026 are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.
(1)HGC NEXT INV LLC (“HGC”) holds 23,410,482 shares of Common Stock and is a Delaware limited liability company. Hanwha Impact Partners Inc. (“HIP”) is the sole member of HGC, and Hanwha Impact Global Corporation (“HIG”) is the sole shareholder of HIP. Sung Bin Lim is the President of HIG, and each of HIG and Mr. Lim may be deemed to have voting and investment power over the shares held by HGC. Mr. Lim disclaims beneficial ownership of the shares held by HGC. The address of HIG is 86, Cheonggyecheon-ro, Jung-gu, Seoul, South Korea. HGC’s address is 501 2nd Street, Suite 500, San Francisco, CA 94107. Hanwha Aerospace Co., Ltd. (“Hanwha Aerospace”), a corporation organized under the laws of the Republic of Korea, holds 25,620,222 shares of Common Stock. Jae Il Son is the President and Chief Executive Officer of Hanwha Aerospace, and he may be deemed to have voting and investment power over the shares held by Hanwha Aerospace. Mr. Son disclaims beneficial ownership of the shares held by Hanwha Aerospace. The address of Hanwha Aerospace is 86, Cheonggyecheon-ro, Jung-gu, Seoul, South Korea. Hanwha Ocean USA International LLC (“Hanwha Ocean LLC”, a Delaware limited liability company, holds 17,536,369 shares of Common Stock. Hanwha Ocean LLC is a direct, wholly owned subsidiary of Hanwha Ocean USA Holdings Corp. (“Hanwha Ocean Corp.”). Hanwha Ocean Corp. is a Delaware corporation and a direct, wholly owned subsidiary of Hanwha Ocean Co., Ltd. (“Hanwha Ocean”). Duhyoung Rhoo is the President of Hanwha Ocean, and each of Hanwha Ocean and Mr. Rhoo may be deemed to have voting and investment power over the shares held by Hanwha Ocean LLC. Mr. Rhoo disclaims beneficial ownership of the shares held by Hanwha Ocean LLC. The address of both Hanwha Ocean LLC and Hanwha Ocean Corp. is 5051 Westheimer Rd., Galleria Tower II, Suite 1400, Houston, TX 77056. The address of Hanwha Ocean is 3370, Geoje-daero, Geoje-si, Gyeongsangnam-do, South Korea.
(2)Global LNG North America Corp. is a Delaware corporation and a direct, wholly owned subsidiary of TotalEnergies Delaware, Inc. (“TotalEnergies Delaware”). TotalEnergies Delaware is a Delaware corporation and a direct, wholly owned subsidiary of TotalEnergies Holdings USA, Inc. (“TotalEnergies Holdings USA”). TotalEnergies Holdings USA is a Delaware corporation and a direct, wholly owned subsidiary of TotalEnergies Gestion USA SARL (“TotalEnergies Gestion USA”). TotalEnergies Gestion USA is a société à responsabilité limitée organized under the laws of the Republic of France and a direct, wholly owned subsidiary of TotalEnergies SE. TotalEnergies SE is a European company (societas europaea or SE) organized under the laws of the Republic of France. The address of the principal office of each of TotalEnergies SE and TotalEnergies Gestion USA is 2, place Jean Millier, La Défense 6, 92400 Courbevoie, France. The address of the principal office of each of TotalEnergies Holdings USA, TotalEnergies Delaware and Global LNG North America Corp. is 1201 Louisiana St., Suite 1800, Houston, TX 77002.
(3)APSC II Holdco I, L.P. (“APSC II HoldCo I”) has provided $80,705,443 in aggregate principal amount loans to a subsidiary of the Company, which loans will be exchangeable, at the option of APSC II HoldCo I, on or after May 16, 2026 into shares of Common Stock at an exchange price of $9.50 per share, representing a total of 8,495,310 shares of Common Stock. APSC II HoldCo II, L.P. (“APSC II HoldCo II”) holds warrants currently exercisable to acquire 8,386,255 shares of Common Stock. The limited partner of APSC II Holdco I that shares beneficial ownership of the shares of common stock held by APSC II Holdco I is Atlantic Park Strategic Capital Master Fund II, L.P (“AP Master Fund II”). The limited partner of APSC II Holdco II that shares beneficial ownership of the shares of common stock held by APSC II Holdco II is Atlantic Park Strategic Capital Parallel Master Fund II, L.P. (“AP Parallel Fund II”). The general partner of APSC II Holdco I, APSC II Holdco II, AP Master Fund II and AP Parallel Fund II is Atlantic Park Strategic Capital Fund II GP, L.P. (“Atlantic Park II”). The General Partner of Atlantic Park II is Atlantic Park UGP, LLC (“AP UGP”). GAP Holdings GP, LLC is the sole member of AP UGP. General Atlantic Partners, L.P. (“GAP LP”) is the sole member of GAP Holdings GP, LLC. The general partner of General Atlantic Partners, L.P. is GASC GP, LLC (“GASC GP”), which is controlled by the Partnership Committee of GASC MGP, LLC (the “Partnership Committee”). There are six members of the Partnership Committee, each of whom disclaims beneficial ownership of the share of Common Stock reported herein except to the extent of any pecuniary interest therein. Each of APSC II HoldCo I, APSC II HoldCo II, AP Master Fund II, AP Parallel Fund II, Atlantic Park II, AP UGP, GAP LP and GASC GP (collectively, the “General Atlantic Entities”) may be deemed to share voting power and the power to direct the disposition of these shares of Common Stock. The address of the General Atlantic Entities is 55 East 52nd Street, 33rd Floor, New York, New York 10055.

(4)Ninteenth is a limited liability company organized under the laws of the Emirate of Abu Dhabi. Mubadala Investment Company PJSC, a public joint stock company established under the laws of the Emirate of Abu Dhabi, is the sole owner of Mamoura Diversified Global Holding PJSC, a public joint stock company established under the laws of the Emirate of Abu Dhabi, which owns 99% of Ninteenth. Accordingly, Mubadala Investment Company PJSC and Mamoura Diversified Global Holding PJSC may be deemed to have shared voting and investment power over the shares held by Ninteenth. Ninteenth’s address is Al Mamoura A, P.O. Box 45005, Abu Dhabi, United Arab Emirates.
Compliance with Section 16(a)
Section 16(a) of the Exchange Act requires Company directors, officers and persons owning more than ten percent (10%) of a registered class of Company equity securities to file reports of ownership and changes of ownership with the SEC. To our knowledge and based solely on the Company’s review of the Forms 3 and 4 and any amendments thereto and certain written representations from certain reporting persons that no other reports were required, the Company believes that directors, officers and stockholders owning more than ten percent (10%) of a registered class of Company equity securities complied with their Section 16(a) filing requirements applicable to them on a timely basis during the fiscal year ended December 31, 2025, except for a late Form 3 filed by In Kyu Park on August 11, 2025 due to delays in obtaining EDGAR filing codes.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The Board adopted a written Related Person Transaction Policy in October 2017, which addresses the reporting, review and approval or ratification of transactions with related persons. Although related person transactions can involve potential or actual conflicts of interest, the Company recognizes that such transactions may occur in the normal course of business or provide an opportunity that is in the best interests of the Company. The Related Person Transaction Policy is not designed to prohibit related person transactions; rather, it is to provide for timely internal review of prospective transactions, approval or ratification of transactions and appropriate oversight and public disclosure of transactions.
Pursuant to the Related Person Transaction Policy, any transaction or arrangement or series of transactions or arrangements between the Company, any subsidiary of the Company or any other company controlled by the Company participates, whether or not the Company is a party, and a “related person” in which such person will have a material direct or indirect interest must be submitted to the disinterested members of the Board for review, approval or ratification. A “related person” means any director, director nominee or executive officer of the Company, any holder of more than 5% of the outstanding voting securities of the Company, or any immediate family member of the foregoing persons.
The disinterested members of the Board will consider all relevant factors when determining whether to approve or ratify a related person transaction, including whether such transaction is in, or not inconsistent with, the best interests of the Company, and whether such transaction is comparable to a transaction that could be available on an arms-length basis or is on terms that the Company offers generally to persons who are not related persons and whether such transaction. Specific types of transactions are excluded from the Related Person Transaction Policy, such as, for example, transactions in which the related person’s interest arises solely from his or her service as a director of, or direct or indirect ownership of less than a ten percent (10%) equity interest in, another entity that is a party to the transaction.
In addition to the Related Person Transaction Policy, the Code of Conduct requires that conflicts of interests involving persons other than directors, director nominees and executive officers must be approved by the Construction and Operations Committee.
The following is a discussion of transactions since January 1, 2024 between the Company and its directors, director nominees, executive officers, any holder of more than 5% of any class of the Company’s voting securities, or any immediate family member of the foregoing persons:

LNG SPA

In April 2025, TotalEnergies Gas & Power North America, Inc., an affiliate of TotalEnergies SE, agreed to purchase 1.5 million tonnes per annum of LNG from Train 4 of the Rio Grande LNG Facility for 20 years on a free on board basis indexed to Henry Hub.

FID Agreements

On August 7, 2025, the Company, through its wholly owned subsidiaries, entered into a subscription agreement (the “Subscription Agreement”) with Global LNG North America Corp., an affiliate of TotalEnergies SE (the “TTE Member”), whereby the TTE Member agreed to provide an equity commitment of up to approximately $0.3 billion to finance a portion of the development of the Train 4 and associated common facilities in exchange for a 10% equity interest in the joint venture (the “Train 4 JVCo”) formed to indirectly own the entity that owns Train 4.

On September 9, 2025, in connection with taking a final investment decision on Train 4 of the Rio Grande LNG Facility, the Company, the TTE Member, GIP V Velocity Aggregator T4, L.P. (the “Train 4 Financial Investor Member”), and, solely for the purposes set forth therein, the financial investors that own the interests of the Train 4 Financial Investor Member, entered into an amended and restated limited liability company agreement for the Train 4 JVCo, constituting the closing of the transactions contemplated by the Subscription Agreement. An affiliate of Ninteenth is one of the financial investors that owns interests in the Train 4 Financial Investor Member and has agreed to fund equity contributions commensurate to its proportionate indirect interest.

On October 16, 2025, in connection with taking a final investment decision on Train 5 of the Rio Grande LNG Facility, the Company, GIP V Velocity Aggregator T5, L.P. (the “Train 5 Financial Investor Member”), and, solely for the purposes set forth therein, the financial investors that own the interests of the Train 5 Financial Investor Member, entered into an amended and restated limited liability company agreement for the joint venture (the “Train 5 JVCo”)

formed to indirectly own the entity that owns Train 5. An affiliate of Ninteenth is one of the financial investors that owns interests in the Train 4 Financial Investor Member and has agreed to fund equity contributions commensurate to its proportionate indirect interest.

AUDIT COMMITTEE REPORT
In accordance with its written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Management is responsible for the Company’s financial statements, and the independent auditors are responsible for the examination of those statements.
In keeping with its responsibilities, the Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2025 with management and the independent auditors, both with and without management present. In addition, the Audit Committee has discussed with the Company’s independent auditors the matters required to be discussed under applicable Public Company Accounting Oversight Board (the “PCAOB”) rules. The Audit Committee has received the written disclosures and the letter from the independent auditors required by the PCAOB regarding the independent auditor’s communication with the Audit Committee concerning independence, has discussed with the independent auditor all relationships between the auditors and the Company that may bear on the auditor’s independence and any relationships that may impact their objectivity and independence and has satisfied itself as to the auditor’s independence.
Based on the Audit Committee’s discussions with management and the independent auditors, the Audit Committee’s review of the audited financial statements as of and for the year ended December 31, 2025, representations of management and the report of the independent auditors, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Audit Committee of the Board of Directors,

L. Spencer Wells, Chair Pamela Beall Brian Belke Avinash Kripalani Diana Sands Edward Andrew Scoggins, Jr.

OTHER MATTERS
Neither the Company nor any of the persons named as proxies know of matters other than those described above to be voted on at the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named as proxies to vote in accordance with their judgment on these matters, subject to the direction of the Board.
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 accompanies this Proxy Statement but is not to be deemed a part of the proxy soliciting material.
WHERE YOU CAN FIND MORE INFORMATION
Stockholders may also obtain a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC without charge by writing to the Corporate Secretary at NextDecade Corporation, 1000 Louisiana Street, Suite 3300, Houston, Texas 77002. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and other filings with the SEC may also be accessed on the Company’s website at www.next-decade.com.

APPENDIX A
EQUITY PLAN AMENDMENT
AMENDMENT OF THE
NEXTDECADE CORPORATION
2017 OMNIBUS INCENTIVE PLAN
This Amendment (“Amendment”) of the 2017 Omnibus Incentive Plan, as amended from time to time (the “Plan”) of NextDecade Corporation, a Delaware corporation (the “Company”), is adopted by the Company on April 13, 2026, subject to approval by the Company’s stockholders (the “Stockholders”).
WHEREAS, the Company maintains the Plan;
WHEREAS, under Section 16.2 of the Plan, the Company’s Board of Directors (the “Board”) may amend the Plan at any time, contingent on approval of the Stockholders, to the extent the Board deems necessary.
WHEREAS, upon the recommendation of the Compensation Committee of the Board of Directors, the Board has determined that it is in the best interests of the Company to increase the authorized number of shares available for issuance under the Plan.
NOW, THEREFORE, the Plan is hereby amended as follows, subject to approval of the Stockholders:
1.Section 4.1 of the Plan is deleted in its entirety and replaced with the following:
“4.1 Number of Shares Reserved. Subject to adjustment as provided in Section 4.5 hereof, the total number of Shares of Common Stock that are reserved for issuance under the Plan (the “Share Reserve”) shall equal (a) 34,262,461 shares of Common Stock, plus (b) effective April 13, 2026 (subject to stockholder approval), 5,000,000. All such sum of shares may be issued as Incentive Stock Options. Each share of Common Stock subject to an Award shall reduce the Share Reserve by one share; provided, however, that Awards that are required to be paid in cash pursuant to their terms shall not reduce the Share Reserve. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.”
2.The Plan, as amended hereby, and all other documents, instruments, and agreements executed or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.
[Signature page follows.]
A-1

IN WITNESS WHEREOF, I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of NextDecade Corporation on April 13, 2026.

NEXTDECADE CORPORATION

By:
Name:	Vera de Gyarfas
Title:	General Counsel and Corporate Secretary

* * * * *
IN WITNESS WHEREOF, I hereby certify that the foregoing Amendment was approved by the stockholders of NextDecade Corporation on ____________________, 2026.

NEXTDECADE CORPORATION

By:
Name:	Vera de Gyarfas
Title:	General Counsel and Corporate Secretary

B-1

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

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Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

NextDecade Corporation

Annual Meeting of Stockholders

For Stockholders of record as of April 15, 2026

Wednesday, June 3, 2026 9:00 AM, Central Time

Annual Meeting to be held live via the Internet. Please visit www.proxydocs.com/NEXT for more details.

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 9:00 AM, Central Time, June 3, 2026.

Internet:
www.proxypush.com/NEXT

- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-892-1461

- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:

- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Virtual:
You must register to attend the meeting online and/or participate at www.proxydocs.com/NEXT

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Matthew K. Schatzman and Vera de Gyarfas (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of NextDecade Corporation which the undersigned is entitled to vote at said meeting and any adjournment or postponements thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

NextDecade Corporation Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3 AND 4

PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1. To elect four Class C directors to serve on the Company's board of directors for terms of three years or until their successsors are duly elected and qualified or until the earlier of their death, resignation or removal, and to elect two Class B directors, previously elected by the Board, to serve the remainder of their terms as Class B directors ending in 2028 or until their successors are duly elected and qualified or until the earlier of their death, resignation or removal:				
	FOR	AGAINST	ABSTAIN	
1.01 Pamela Beall	☐	☐	☐	**FOR**
1.02 In Kyu Park	☐	☐	☐	**FOR**
1.03 Matthew Bonanno	☐	☐	☐	**FOR**
1.04 General Charles Q. Brown, Jr.	☐	☐	☐	**FOR**
1.05 Diana Sands	☐	☐	☐	**FOR**
1.06 David Stover	☐	☐	☐	**FOR**
	FOR	AGAINST	ABSTAIN	
2. To approve and amendment to the Company's 2017 Omnibus Incentive Plan, as amended, to increase the maximum number of shares available under such plan;	☐	☐	☐	**FOR**
3. To approve, on an advisory basis, compensation of the Company's named executive officers;	☐	☐	☐	**FOR**
4. To ratify the reappointment of KPMG LLP as the Company's independent registered public accountants and auditors for the fiscal year ending December 31, 2026;	☐	☐	☐	**FOR**
NOTE: To transact such other business as may properly come before the Annual Meeting and any postponement(s) or adjournment(s) thereof.				

You must register to attend the meeting online and/or participate at www.proxydocs.com/NEXT

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Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ____________ Date ____________

Signature (if held jointly) ____________ Date ____________